Exhibit 10.1

EXECUTION VERSION

REMIC AMENDMENT TO PPPFA, CRAFTSMAN CONSENT AND OTHER TRANSACTION DOCUMENTS

This REMIC AMENDMENT TO PPPFA, CRAFTSMAN CONSENT AND OTHER TRANSACTION DOCUMENTS, dated as of November 7, 2017, (this “Amendment”), is entered into by and among the undersigned in connection with (i) that certain Pension Plan Protection and Forbearance Agreement, dated as of March 18, 2016 (as amended, extended, restated, replaced, supplemented or otherwise modified from time to time prior to the date hereof, the “PPPFA”; the PPPFA as amended heretofore and hereby, the “Amended PPPFA”), by and among Sears Holdings Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto (together with the Company, the “Sears Parties”) and Pension Benefit Guaranty Corporation (“PBGC”, and collectively with the Sears Parties, the “Parties”), and (ii) the Craftsman Consent (as defined below) by and among the Parties. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended PPPFA.

WHEREAS, pursuant to the PPPFA, the Sears Parties agreed to provide PBGC and the Pension Plans with certain enhanced protections in exchange for PBGC’s agreement to forbear from initiating termination proceedings with respect to the Pension Plans pursuant to ERISA Section 4042 for the term and under the conditions provided in the PPPFA;

WHEREAS, pursuant to the PPPFA, the Depositor delivered the REMIC Certificates and the PBGC RE Perfection Documents to the Custodian to be held in escrow on behalf of PBGC in accordance with the Escrow Arrangements;

WHEREAS, the Parties have entered into that certain Consent, Waiver and Amendment, dated as of March 8, 2017 (as amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “Craftsman Consent”), pursuant to which, subject to the terms and conditions of the Craftsman Consent, PBGC consented to the consummation of the Craftsman Transaction (as defined in the Craftsman Consent) and the Parties agreed to certain amendments to the PPPFA;

WHEREAS, pursuant to the terms of the Craftsman Consent, the Company caused certain of its Subsidiaries to grant Residual 2019 Contribution Liens (as defined in the Craftsman Consent) to PBGC on the real property assets set forth on Exhibit 1 attached hereto (each, a “Craftsman Mortgaged Property” and, collectively, the “Craftsman Mortgaged Properties”) pursuant to mortgages or deeds of trust executed by the applicable Subsidiary and PBGC and recorded in the applicable recording office (each, as amended, extended, restated, replaced, supplemented or otherwise modified from time to time, a “Craftsman Mortgage” and, collectively, the “Craftsman Mortgages”);

WHEREAS, concurrently with the entrance into this Amendment, the Depositor and PBGC have entered into a REMIC Certificates Pledge Agreement (as amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “REMIC Certificates Pledge Agreement”), pursuant to which the Depositor has granted to PBGC a lien (senior in priority to all liens other than involuntary liens entitled to priority pursuant to applicable law, if any) on, and security interest in, all of the Depositor’s right, title and interest in and to the REMIC Certificates on the terms set forth therein (the “REMIC Certificates Lien”);

WHEREAS, concurrently with or prior to the entrance into this Amendment, the Parties and the Custodian (as designated in the Escrow Arrangements) have entered into an amendment to the Escrow Arrangements (as thereby amended and as further amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “Amended Escrow Arrangements”);

WHEREAS, concurrently with or prior to the entrance into this Amendment, the Parties have executed a Joint Release Notice (as defined in the Amended Escrow Arrangements) authorizing the Custodian to release the REMIC Certificates and the REMIC Certificate Transfer Powers from custody and to deliver such REMIC Certificates and REMIC Certificate Transfer Powers to PBGC or a PBGC Designee (as defined in the Amended Escrow Arrangements) in accordance with the instructions set forth in such Joint Release Notice and the Custodian has delivered the REMIC Certificates and the REMIC Certificate Transfer Powers to PBGC or the PBGC Designee set forth in such Joint Release;

WHEREAS, concurrently with the entrance into this Amendment, the Company, PBGC and U.S. Bank National Association, as escrow agent (as it may be replaced in accordance with the terms of the Amended Consent Escrow Agreement (as defined below), the “Escrow Agent”) shall have entered into an amendment to the Consent Escrow Agreement (as defined in the Craftsman Consent) (as thereby amended thereby and as further amended, extended, restated, replaced, supplemented or otherwise modified from time to time, the “Amended Consent Escrow Agreement”); and

WHEREAS, subject to the terms and conditions set forth herein, the Parties wish to further amend the PPPFA, the Craftsman Consent, the Craftsman Mortgages and the other Transaction Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendment. The Parties hereby agree that the PPPFA and the other Transaction Documents shall be amended as follows, effective upon the occurrence of the Effective Date (as defined below):

(a) The PPPFA is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended PPPFA attached as Exhibit 2 hereto.

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(b) The PBGC RE Perfection Documents and the PBGC Mortgages shall be terminated in their entirety and shall be of no further force or effect.

(c) Each reference to the “PPPFA” in any other Transaction Document shall be deemed a reference to the Amended PPPFA.

(d) Each reference to a “Transaction Document” or “Transaction Documents” in any Transaction Document shall be deemed a reference to such “Transaction Document” or the “Transaction Documents”, in each instance as heretofore, hereby, or hereafter amended.

2. Craftsman Mortgaged Properties, Independent Directors, Exempt Transactions.

(a) Effective upon the occurrence of the Effective Date (as defined below):

(i) PBGC hereby agrees that, notwithstanding anything to the contrary set forth in the PPPFA, the Amended PPPFA or any other Transaction Document (including, without limitation, the Craftsman Consent and the Craftsman Mortgages), the Company and its Subsidiaries shall be permitted to monetize (by sale, financing, sale/leaseback or other transaction similar to the foregoing) any or all of the Craftsman Mortgaged Properties so long as (A) such monetization is on terms that are (I) in the aggregate, fair and reasonable to the Sears Party that owns the Craftsman Mortgaged Property being monetized pursuant to this Section 2(a)(i) and (II) if the net proceeds of such monetization are less than the appraised value of such Craftsman Mortgaged Property (as set forth in the appraisal provided by the Company and its Subsidiaries to PBGC at the time such Craftsman Mortgaged Property became subject to the Residual 2019 Contribution Liens), reasonably acceptable to PBGC (it being understood that PBGC shall have 10 Business Days from the receipt of all relevant documentation associated with such monetization from the Company to determine whether PBGC will provide its consent, which PBGC shall not unreasonably withhold or delay); and (B) all net proceeds of such monetization (after payment of reasonable expenses incurred by the Company or any of its Subsidiaries in connection with any such disposition), as proceeds of such Craftsman Mortgaged Properties (“Craftsman Mortgage Proceeds”), are promptly deposited into the Escrow Account (as defined in the Craftsman Consent) in contemporaneous exchange for the release of the Residual 2019 Contribution Liens on the Craftsman Mortgaged Properties that are the subject of such monetization, whereby such Craftsman Mortgage Proceeds will become Escrow Property (as such term is defined in the Amended Consent Escrow Agreement). PBGC hereby further agrees that (x) upon the occurrence of any such monetization, the Residual 2019 Contribution Liens on the Craftsman Mortgaged Properties that are the subject of such monetization shall be automatically released without any action by any person or entity and (y) in connection with the consummation of any such monetization and to the extent requested by the Company, it shall take all actions and execute and deliver all instruments, documents and agreements reasonably necessary or reasonably desirable to evidence the release of such Residual 2019 Contribution Liens on such Craftsman Mortgaged Properties.

(ii) To the extent required by the PPPFA, the Amended PPPFA, any other Transaction Document or any of the Amended RE Organizational Documents, PBGC hereby consents to the removal of each of the existing Depositor Independent Director and the existing SRC O.P. Independent Director;

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(iii) PBGC hereby agrees that no (A) disposition by the Company or any of its Subsidiaries of (1) any assets held by the Depositor or any of the RE Subsidiaries as of the date hereof or (2) any Craftsman Mortgaged Properties, (B) incurrence by the Company or any of its Subsidiaries of any Indebtedness secured by (1) any assets held by the Depositor or any of the RE Subsidiaries as of the date hereof or (2) any Craftsman Mortgaged Properties or (C) disposition by the Company or any of its Subsidiaries of any other real property assets securing Indebtedness in existence on the date hereof (in the case of this clause (C) only, to the extent the net proceeds of such disposition (after payment of expenses incurred by the Company or any of its Subsidiaries in connection with any such disposition) are applied to repay such Indebtedness) shall, in any case set forth in clauses (A), (B) and (C) (any such transaction, an “Exempt Transaction”), count against any cap calculation set forth in the definition of “Material Transaction” (or constitute a Material Transaction); and

(iv) PBGC hereby agrees that it shall not initiate an ERISA Section 4042 involuntary termination of either Pension Plan for which the consummation of any Exempt Transaction (other than an Exempt Transaction described in clause (C) of the definition thereof) is a material basis.

(b) For the avoidance of doubt, the Depositor’s grant of a lien to PBGC pursuant to the terms of the REMIC Certificates Pledge Agreement shall not constitute a breach or default under the PPPFA or any Transaction Document.

(c) For the avoidance of doubt, from and after the date hereof, the Company and its Subsidiaries shall be permitted to incur Indebtedness that is guaranteed by, or secured by the assets of, any or all of the Depositor and the RE Subsidiaries so long as such guarantees and security do not (i) become effective until the occurrence of the Effective Date or (ii) otherwise violate Section 4.04 of the PPPFA or, following the occurrence of the Effective Date, the Amended PPPFA.

(d) The consents set forth above shall be effective only in the specific instances and for the specific purposes for which they are given, and such consents shall not entitle the Company or any other Sears Party to any other or further consent in any similar or other circumstances. The consents set forth above shall be limited precisely as written and shall not be deemed to (i) be a waiver or modification of any other term or condition of the PPPFA or any other Transaction Document or (ii) prejudice any right or remedy which PBGC may now have or may have in the future under or in connection with the PPPFA or any other Transaction Document.

3. Contribution and Application of Funds. The Parties hereby agree as follows, effective upon the occurrence of the Effective Date, and notwithstanding any provision of the PPPFA, the Amended PPPFA, the Craftsman Consent or any other Transaction Document to the contrary:

(a) Section 3(a)(iii) of the Craftsman Consent shall no longer govern the contribution of any funds in the Escrow Account to the Pension Plans;

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(b) any funds in the Escrow Account that are or have been contributed to either or both of the Pension Plans in accordance with Section 3(a)(iii) of the Craftsman Consent on or prior to the Effective Date shall not be subject to any restriction by any Transaction Document regarding the crediting thereof towards any minimum funding obligations that are (or may be) required to be satisfied with respect to either or both of the Pension Plans for any plan year (including, without limitation, any future plan year or any past plan year), whether such obligations are (or may be) satisfied by the creation, increase or use of a prefunding balance, through a reduction in any shortfall amortization base or otherwise (“Minimum Funding Obligations”) (but shall remain subject in such regard in all respects to applicable law);

(c) on or after the Effective Date and on or before June 15, 2018, the Company shall make one or more cash contribution(s) (in addition to the contributions otherwise described in Sections 3(d) through 3(f) and 5(a)(i)) to either or both of the Pension Plans in an aggregate amount of at least $20,000,000.00 (the (“Company Cash Contribution(s)”) (with the timing of such contribution(s) (subject to the limits set forth in this Section 3(c)), the allocation of such contribution(s) between the Pension Plans, and the designation of such contribution(s) to particular plan years to be determined by the Company acting in its sole and absolute discretion); provided, however, that for the avoidance of doubt, the Company’s failure to timely make the Company Cash Contribution(s) shall constitute a Springing Lien Event under Section 6.01(a) of the Amended PPPFA;

(d) after the Effective Date and on or before December 15, 2018, unless PBGC shall have validly issued a notice to the Escrow Agent pursuant to Section 3.2(e) of the Amended Consent Escrow Agreement, the Escrow Agent, pursuant to the terms of the Amended Consent Escrow Agreement and in accordance with instructions provided by the Designated Financial Institution (as defined in the Craftsman Consent), shall contribute all or a portion of the remaining funds in the Escrow Account (including, without limitation, any portion of the REMIC Payment (as defined below) and the cash payment made pursuant to the DPPP Purchase Agreement (as defined in the Craftsman Consent) and returns on investment thereof, but excluding the Craftsman Mortgage Proceeds and returns on investment thereof) (the “Qualifying Remaining Funds”), in an amount at least equal to the lesser of (x) the entire amount of Qualifying Remaining Funds and (y) the estimated amount (as determined by the actuary for the Pension Plans) required as of the date of such contribution to satisfy in full all estimated Minimum Funding Obligations for all plan years of the Pension Plans up to and including the plan year beginning December 1, 2018, to either or both of the Pension Plans (with the timing of such contribution(s) (subject to the limits set forth in this Section 3(d)), the allocation of such contribution(s) between the Pension Plans, and the designation of such contribution(s) to particular plan years to be determined by the Designated Financial Institution acting in its sole and absolute discretion);

(e) on or before December 15, 2019, unless PBGC shall have validly issued a notice to the Escrow Agent pursuant to Section 3.2(e) of the Amended Consent Escrow Agreement, the Escrow Agent shall, pursuant to the terms of the Amended Consent Escrow Agreement and in accordance with instructions provided by the Designated Financial Institution,

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direct the Escrow Agent to contribute all remaining Qualifying Remaining Funds in the Escrow Account to either or both of the Pension Plans on or before December 15, 2019 (with the timing of such contribution(s) (subject to the limits set forth in this Section 3(e)), the allocation of such contribution(s) between the Pension Plans, and the designation of such contribution(s) to particular plan years to be determined by the Designated Financial Institution acting in its sole and absolute discretion);

(f) on or after the date on which the Company Cash Contribution(s) and all Qualifying Remaining Funds (and any other funds in the Escrow Account) have been contributed to either or both of the Pension Plans in accordance with Sections 3(c) through 3(e), and on or prior to December 31, 2019, the Escrow Agent shall, solely to the extent instructed by the Designated Financial Institution (which instructions the Designated Financial institution may, but is not obligated to, provide in its sole and absolute discretion) pursuant to the terms of the Amended Consent Escrow Agreement, contribute all or any portion of the Craftsman Mortgage Proceeds (and any proceeds from the investment thereof) to either or both of the Pension Plans (with the timing of any such contribution(s) (subject to the limits set forth in this Section 3(f)), the allocation of any such contribution(s) between the Pension Plans, and the designation of any such contribution(s) to particular plan years to be determined by the Designated Financial Institution acting in its sole and absolute discretion); provided, however, that (i) such Craftsman Mortgage Proceeds (and any proceeds from the investment thereof) shall not be removed from the Escrow Account on or prior to December 31, 2019 unless contributed to one or both of the Pension Plans in accordance with this Section 3(f); (ii) upon the occurrence of a Springing Lien Event on or prior to December 31, 2019, PBGC may deliver a notice to the Escrow Agent directing that such Craftsman Mortgage Proceeds (and any proceeds from the investment thereof) be assigned and/or otherwise transferred to the Pension Plans in accordance with Section 3.2(e) of the Amended Consent Escrow Agreement, with it being agreed, for the avoidance of doubt, that the delivery of such notice shall be in addition to whatever remedies PBGC has under any other Transaction Documents (or otherwise) with respect to any Craftsman Mortgaged Properties that have not been monetized pursuant to Section 2(a)(i) hereof prior to the occurrence of a Springing Lien Event; and (iii) so long as no Springing Lien Event shall have occurred on or prior to December 31, 2019, after December 31, 2019, the Escrow Agent shall, solely to the extent instructed by the Company (which instructions the Company may, but is not obligated to, provide in its sole and absolute discretion) pursuant to the terms of the Amended Consent Escrow Agreement, remove any remaining Craftsman Mortgage Proceeds (and any proceeds from the investment thereof) from the Escrow Account and deliver such Craftsman Mortgage Proceeds (and any proceeds from the investment thereof) to the Company, whereafter the Company may apply such funds to any purpose selected by the Company, in its sole and absolute discretion (to the maximum extent permitted by applicable law);

(g) the contributions to the Pension Plans made pursuant to any of Sections 3(c) through 3(f) or 5(a)(i) may be credited, in the sole and absolute discretion of the Company, towards Minimum Funding Obligations to the maximum extent permitted by applicable law; and

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(h) notwithstanding Sections 3(d) and 3(e), unless PBGC shall have validly issued a notice to the Escrow Agent pursuant to Section 3.2(e) of the Amended Consent Escrow Agreement, if the Designated Financial Institution fails to timely provide instructions to the Escrow Agent in accordance with either Section 3(d) or 3(e) hereof, PBGC may provide instructions consistent with Section 3(d) or 3(e), as applicable, to the Escrow Agent, and the Escrow Agent shall act as if the Escrow Agent had received such instructions from the Designated Financial Institution.

4. PBGC Cooperation with REMIC Winddown. Upon the occurrence of the Effective Date, PBGC shall use reasonable best efforts to assist, where reasonably necessary, in effecting the changes to the PPPFA contemplated by Section 1 and the agreement contemplated by Section 2, including, without limitation: (a) the execution and delivery by each of the existing Depositor Independent Director and the existing SRC O.P. Independent Director (i) to the applicable Sears Party, a counterpart to an agreement terminating the CSC Service Agreement for such Independent Director and (ii) to the Company, a counterpart to the agreement terminating the agreement limiting the matters on which such Independent Director may vote; (b) the adoption of amended and restated versions of the Amended RE Organizational Documents acceptable to the Company in its sole and absolute discretion; (c) the Custodian’s delivery to the Company of all REMIC Certificate Collateral Documents (other than the REMIC Certificates and REMIC Certificate Transfer Powers), and REMIC Real Property Collateral Documents, including, without limitation, all PBGC RE Perfection Documents, PBGC Mortgages, signature pages to PBGC Mortgages and other REMIC Certificate Collateral Documents (as defined in the Escrow Arrangements) and REMIC Real Property Collateral Documents (as defined in the Escrow Arrangements) held by the Custodian pursuant to the terms of the Amended Escrow Arrangements; and (d) the delivery by the PBGC or its Designee of the REMIC Certificates and REMIC Certificate Transfer Powers to the Company.

5. Conditions Precedent (95 Days). Subject to its terms, this Amendment shall become effective upon the execution and delivery hereof (or counterparts hereof) by each of the Company, the other Sears Parties and PBGC; provided, however, for the avoidance of doubt, that the provisions of Sections 1, 2, 3 and 4 of this Amendment shall not become effective until the first date that is at least 95 days after the date of this Amendment on which each of the following shall have occurred (such first date, subject to Section 6, being the “Effective Date”):

(a) in exchange for the release by PBGC of the REMIC Certificates Lien on behalf of either or both of the Pension Plans (i) the Depositor shall have contributed to either or both of the Pension Plans cash (generated from the monetization (by sale, financing, sale/leaseback or other transaction similar to the foregoing) of the REMIC Properties), the amount equal to at least the excess of (x) $375,000,000 over (y) any contributions in respect of Minimum Funding Obligations made by the Company on or after July 1, 2017 and prior to the Effective Date (excluding any such contributions paid from the Escrow Account) (it being understood and agreed that the allocation of contribution(s) made pursuant to this Section 5(a)(i) between the Pension Plans and the designation of such contribution(s) to particular plan years are to be determined by the Company acting in its sole and absolute discretion, and that such contribution(s) may be credited, in the sole and absolute discretion of the Company, towards Minimum Funding Obligations to the maximum extent permitted by applicable law), and (ii) the Depositor shall have deposited into the Escrow Account cash (generated from the monetization

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(by sale, financing, sale/leaseback or other transaction similar to the foregoing) of the REMIC Properties) in an amount at least equal to the excess of (x) $500,000,000.00 over (y) the sum of (I) the amount contributed to either or both of the Pension Plans pursuant to clause (i) and (II) all contributions in respect of Minimum Funding Obligations made by the Company on or after July 1, 2017 and prior to the Effective Date (excluding any such contributions paid from the Escrow Account) (the contribution(s) and deposit(s) required pursuant to this Section 5(a), collectively, the “REMIC Payment”); provided, however, for the avoidance of doubt, that nothing in this Section 5(a) shall abrogate or otherwise modify the Company’s obligation to contribute $20,000,000.00 to either or both of the Pension Plans in accordance with Section 3(c); provided further, that on each date of any contribution made to either or both of the Pension Plans pursuant to clause (i) or any deposit of cash into the Escrow Account pursuant to clause (ii), the principal amount outstanding under the REMIC Certificates shall be equal to or greater than $500,000,000;

(b) the Company, the Sears Parties, PBGC and the Custodian shall have entered into the amendment to the Escrow Arrangements attached hereto as Exhibit 3;

(c) the Company shall have caused IP Subsidiary Counsel to provide to PBGC a bring-down opinion reasonably acceptable to PBGC to the effect that the amendments to the PPPFA contemplated by this Amendment and the consummation of the transactions contemplated by this Amendment do not cause IP Subsidiary Counsel to alter or withdraw the IP Bring-Down Opinion; and

(d) no Springing Lien Event shall have then occurred.

6. Intent of the Parties. For the avoidance of doubt, the parties to this Amendment intend that funds generated from the monetization of the Craftsman Mortgaged Properties (by sale, financing, sale/leaseback or other transaction similar to the foregoing) and/or the REMIC Properties (by sale, financing, sale/leaseback or other transaction similar to the foregoing) and contributed to the Escrow Account or either Pension Plan shall be on account of and in exchange for the release of the Residual 2019 Contribution Liens or the REMIC Certificates Lien, as applicable.

7. Termination. Unless the Effective Date shall have occurred on or prior to April 30, 2018 (the “Termination Date”), this Amendment and all agreements entered into in connection with this Amendment by any or all of the Company and its Subsidiaries and PBGC (including, without limitation, the REMIC Certificates Security Agreement), shall automatically terminate and be of no further force or effect without any further action by any Party; provided that the Company and PBGC may extend the Termination Date by mutual written agreement. For the avoidance of doubt, upon such termination, all liens and security interests granted pursuant to the REMIC Certificates Security Agreement shall be automatically released without any further action by any Party; provided that PBGC, if so requested by the Company, shall promptly acknowledge such release pursuant to documentation in form and substance reasonably acceptable to the Company.

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8. Miscellaneous.

(a) This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.

(b) Nothing in this Amendment shall constitute a waiver (by laches or otherwise) or abrogation of any Forbearance Termination Event that exists and is ongoing as of the date hereof.

(c) This Amendment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction). The terms of Sections 11.02, 11.04 and 11.12 of the Amended PPPFA are incorporated herein by reference, with any necessary conforming change, and the Parties agree to such terms.

(e) This Amendment shall not be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification is made in accordance with the terms and provisions of Section 11.06 of the Amended PPPFA. After giving effect to this Amendment, except as expressly set forth herein, each Transaction Document as amended hereby shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of PBGC under any Transaction Document or otherwise.

(f) This Amendment is a Transaction Document. The Company and each other Sears Party hereby expressly reaffirms that, except as expressly set forth herein, (i) it is bound by all terms of the PPPFA and the other Transaction Documents (each as amended hereby) applicable to it and (ii) it is responsible for the observance and full performance of its respective obligations thereunder.

(g) It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as trustee of the SRC Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the SRC Trust, SRC R.E. and SRC Holdings is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the SRC Trust, SRC R.E. and SRC Holdings, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto, (d) U.S. Bank Trust National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the SRC Trust, SRC R.E. and SRC

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Holdings in this Amendment and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the SRC Trust, SRC R.E. or SRC Holdings or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the SRC Trust, SRC R.E. or SRC Holdings under this Amendment or any other related document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	CFO

SRC DEPOSITOR CORPORATION

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Vice President

SRC O.P. CORPORATION

By:	/s/ Lawrence J. Meerschaert

Name:	Lawrence J. Meerschaert
Title:	Vice President

SEARS, ROEBUCK AND CO.

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	CFO

SEARS BRANDS, L.L.C.

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Vice President

[SIGNATURE PAGE TO REMIC AMENDMENT]

KCD IP, LLC

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Vice President

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Robert A. Riecker

Name:	Robert A. Riecker
Title:	Vice President, Finance

[SIGNATURE PAGE TO REMIC AMENDMENT]

SRC FACILITIES STATUTORY TRUST No. 2003-A,
a Delaware statutory trust acting only with respect to the applicable SUBI Portfolio

By: U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as SUBI Trustee

By:	/s/ Jose A. Galarza

Name:	Jose A. Galarza
Title:	Vice President

SRC REAL ESTATE (TX), LP, a Delaware limited partnership

By: SRC REAL ESTATE HOLDINGS (TX), LLC, a Delaware limited liability company, its general partner

By: SRC FACILITIES STATUTORY TRUST NO. 2003-A, a Delaware statutory trust acting only with respect to the applicable SUBI Portfolio, its sole member

By: U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as SUBI Trustee

By:	/s/ Jose A. Galarza

Name:	Jose A. Galarza
Title:	Vice President

[SIGNATURE PAGE TO REMIC AMENDMENT]

SRC REAL ESTATE HOLDINGS (TX), LLC, a Delaware limited liability company

By: SRC FACILITIES STATUTORY TRUST NO. 2003-A, a Delaware statutory trust acting only with respect to the applicable SUBI Portfolio, its sole member

By: U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as SUBI Trustee

By:	/s/ Jose A. Galarza

Name:	Jose A. Galarza
Title:	Vice President

[SIGNATURE PAGE TO REMIC AMENDMENT

PENSION BENEFIT GUARANTY CORPORATION

By:	/s/ Karen L. Morris
Name:	Karen L. Morris
Title:	Chief of Negotiations and Restructuring

[SIGNATURE PAGE TO REMIC AMENDMENT]

Exhibit 1

Craftsman Mortgaged Properties

1.	City of Industry, CA (Sears, No. 1498)

2.	Brooklyn Center, MN (Sears, No. 1032)

3.	Sebring, FL (Sears, No. 2135)

4.	Daytona Beach, FL (Sears, No. 1075)

5.	De Witt, New York (Sears, No. 1353)

6.	Apple Valley, CA (Kmart, No. 3699)

7.	Glen Allen, VA (Sears, No. 1065)

8.	Johnstown, PA (Sears, No. 1863)

9.	Danville, VA (Sears, No. 1025)

10.	Cincinnati, OH (Sears, No. 1610)

11.	Kent, WA (Sears, No. 8709)

12.	Lawrence, KS (Sears, No. 8273)

Exhibit 2

Amended PPPFA

EXECUTION VERSION

PENSION PLAN PROTECTION AND FORBEARANCE AGREEMENT

By and Between

SEARS HOLDINGS CORPORATION,

~~SRC DEPOSITOR CORPORATION,~~

~~SRC O.P. CORPORATION,~~

~~SRC REAL ESTATE (TX), LP,~~

~~SRC REAL ESTATE HOLDINGS (TX), LLC,~~

~~SRC FACILITIES STATUTORY TRUST NO. 2003-A,~~

~~SEARS, ROEBUCK AND CO.~~

KCD IP, LLC, and

SEARS BRANDS, LLC,

as SEARS PARTIES

and

PENSION BENEFIT GUARANTY CORPORATION

Dated MARCH 18, 2016

(As Amended on November 7, 2017)

TABLE OF CONTENTS

RECITALS		1

ARTICLE I~~.~~ DEFINITIONS AND CONSTRUCTION		2

1.01.	Defined Terms	2
1.02.	Other Definitional and Interpretive Matters	~~10~~10

ARTICLE II~~.~~ REPRESENTATIONS AND WARRANTIES OF THE SEARS PARTIES		~~11~~11

2.01.	General	~~11~~12
2.02.	Existence, Power, and Execution	~~12~~15
2.03.	~~REMIC Securitization 15~~ [Intentionally Omitted.]	17
2.04.	~~REMIC Organizational Documents 16~~ [Intentionally Omitted.]	17
~~(a)~~	~~Representations and Warranties~~	~~17~~
2.05.	IP Securitization	~~18~~18
2.06.	IP Organizational Documents	~~19~~19
(a)	Representations and Warranties	~~19~~19

ARTICLE III~~. PLAN PROTECTION TRANSACTION: REMIC ASSETS 19~~ PROHIBITED SEARS RE OBLIGATIONS		20

3.01.	~~Maintenance of REMIC Structure 19~~ [Intentionally Omitted.]	20
3.02.	~~Delivery of Additional Regular Interest REMIC Certificates 19~~ [Intentionally Omitted.]	20
3.03.	~~Independent Directors’ Insurance Coverage and Compensation; Covenants Regarding Replacement; Voting 19~~ [Intentionally Omitted.]	20
3.04.	~~REMIC Covenants 20~~ [Intentionally Omitted.]	21
3.05.	~~REMIC Covenant Carve-outs 21~~ [Intentionally Omitted.]	22
~~(a)~~	~~RE Subsidiaries Permitted Transfers~~	~~22~~

AGREEMENT – Page i

~~(b)~~	~~Parties to REMIC Transactional Documents~~	~~22~~
~~(c)~~	~~Permitted Operation of Master Lease~~	~~23~~
~~(d)~~	~~[Intentionally Omitted.]~~	~~23~~
~~(e)~~	~~[Intentionally Omitted.]~~	~~23~~
~~(f)~~	~~Payments Under REMIC Certificates~~	~~24~~
~~(g)~~	~~REMIC Cash Circulation~~	~~24~~
~~(h)~~	~~Liens~~	~~24~~
3.06.	~~Additional REMIC Covenants 23~~ [Intentionally Omitted.]	24
3.07.	~~Transaction Documents Control 23~~ [Intentionally Omitted.]	25
3.08.	Sears Re Claims	~~24~~25
3.09.	Discovery of Prohibited Sears Re Obligation	~~24~~25

ARTICLE IV~~.~~ PLAN PROTECTION TRANSACTION: IP ASSETS		~~24~~26

4.01.	Covenants Regarding Replacement	~~24~~26
4.02.	Limitations Upon Voting	~~24~~26
4.03.	Insurance Coverage	~~25~~26
4.04.	IP Covenants	~~25~~26
4.05.	IP Covenant Carve-outs	~~26~~28

ARTICLE V~~.~~ ENFORCEMENT		~~28~~30

5.01.	Specific Performance	~~28~~30
5.02.	Violative Actions Void Ab Initio	~~29~~30
5.03.	Additional Contribution	~~29~~31
5.04.	Additional Contribution Liability	~~29~~31

AGREEMENT – Page ii

5.05.	Non-Exclusivity of Additional Contribution Liability	~~30~~32
5.06.	Prefunding Balance Limitation	~~30~~32

ARTICLE VI~~.~~ SPRINGING LIEN		~~30~~32
6.01.	Springing Lien Events	~~30~~32
6.02.	Springing Lien	~~31~~33
6.03.	IP Springing Lien Conditions	~~31~~33
6.04.	Secured Obligations	~~32~~33
6.05.	Acknowledgement of Joint and Several Liability	~~32~~34
6.06.	Reservation of Rights Regarding UBL Determination	~~32~~34
6.07.	Perfection of Security Interests	~~32~~34
(a)	Escrow Arrangements	~~32~~34
(b)	~~REMIC Certificates 32~~[Intentionally Omitted.]	34
(c)	IP Assets	~~32~~34
(d)	~~Real Property 33~~[Intentionally Omitted.]	34
(e)	Authority to File	~~33~~35
(f)	Custodian Funds; Custodian Fees and Expenses	~~33~~35
6.08.	Rights of Foreclosure	~~33~~35
(a)	When PBGC May Foreclose	~~33~~35

AGREEMENT – Page iii

(b)	Contingent UBL Claims	~~34~~36
6.09.	ERISA Lien	~~34~~36
6.10.	Non-Exclusivity of Rights and Remedies	~~34~~36
6.11.	Credit Facility	~~35~~36
6.12.	Termination of Springing Lien	~~35~~37

ARTICLE VII~~.~~ PBGC COMMITMENT		~~35~~37

7.01.	[Intentionally Omitted.]	~~35~~37
7.02.	Forbearance	~~35~~37
7.03.	Forbearance Inapplicable to Compulsory Involuntary Termination	~~35~~37
7.04.	Forbearance Termination	~~35~~37
7.05.	UBL Documentation	~~35~~37
7.06.	Forbearance-Related Definitions	~~36~~37
(a)	Forbearance Termination Event	~~36~~37
(b)	Material Transaction	~~36~~38
(c)	Material Transaction Carve-Out	~~37~~39
(d)	Material Transaction Cap Calculations	~~37~~39
(e)	“Material” for this Agreement Only	~~38~~40
(f)	Company’s Market Capitalization	~~38~~40
(g)	Average Quoted Price	~~39~~41

AGREEMENT – Page iv

ARTICLE VIII~~.~~ TERMINATION OF AGREEMENT		~~39~~41
8.01.	Termination	~~39~~41
(a)	Achievement of 85% Funding	~~39~~41
(b)	Passage of Time	~~39~~41
(c)	Standard Termination of Pension Plan	~~39~~41

ARTICLE IX~~.~~ CLOSING		~~40~~42

9.01.	Closing Date	~~40~~42
9.02.	Conditions to Closing	~~40~~42

ARTICLE X~~.~~ POST-CLOSING MONITORING		~~42~~44

10.01.	Company Notification Requirements	~~42~~44
10.02.	Noncompliance Notice	~~44~~46

ARTICLE XI~~.~~ MISCELLANEOUS		~~44~~46

11.01.	Notices	~~44~~46
11.02.	Governing Law, Jurisdiction and Venue	~~45~~47
11.03.	Currency	~~45~~47
11.04.	Waiver of Jury Trial	~~45~~47
11.05.	Captions	~~45~~47
11.06.	Entire Agreement; Amendments and Waivers	~~45~~47
11.07.	No Waiver of Breach	~~46~~48
11.08.	Severability, Substantive Error	~~46~~48
11.09.	Further Assurances	~~46~~48
11.10.	Multiple and Electronic Counterparts	~~46~~48
11.11.	Time of the Essence	~~46~~48
11.12.	Public Disclosure	~~47~~49
11.13.	U.S. Bank Trust Association	~~47~~49

AGREEMENT – Page v

EXHIBITS

EXHIBITS	Attached hereto and fully incorporated herein.

Exhibit 1	All Direct and Indirect Subsidiaries of the Company

Exhibit 2	Underlying Documents and Changes Thereto

Exhibit 3-A	~~Sears Ownership Chart Relating to the Depositor and the RE Subsidiaries~~[Intentionally Omitted]

Exhibit 3-B	~~Certain Information Relating to the Depositor~~[Intentionally Omitted]

Exhibit 4	~~All Holders of REMIC Certificates~~[Intentionally Omitted]

Exhibit 5	~~All Sales, Substitutions, or Transfers of Any REMIC Properties Out of the REMIC Structure From and After October 1, 2014 Until Closing~~[Intentionally Omitted]

Exhibit 6	~~REMIC Existing Liens~~[Intentionally Omitted]

Exhibit 7	~~REMIC~~[Intentionally ~~Properties~~Omitted]

Exhibit 8	All Sales, Substitutions, or Transfers of Any IP Assets Out of the IP Subsidiary From and After October 1, 2014 Until Closing

Exhibit 9	IP Existing Liens

Exhibit 10-A	Certain Information Relating to the IP Subsidiary

Exhibit 10-B	IP Assets

Exhibit 11	Escrow Arrangements (including Powers of Attorney)

Exhibit 12	~~PBGC RE Perfection Documents~~[Intentionally Omitted]

Exhibit 13	~~PBGC Mortgages with Executed Signature Pages~~[Intentionally Omitted]

Exhibit 14	Corporate Opinions

Exhibit 15	~~RE Bring-Down Opinion (together with REMIC 2003 Bankruptcy Opinion)~~ IP Bring-Down Opinion (together with IP 2006 Bankruptcy Opinion)

Exhibit 16	~~Amended RE Organizational Documents~~[Intentionally Omitted]

Exhibit 17	Independent ~~Director and~~ Manager ~~Lists~~List Schedule of Compensation & Benefits for Current ~~Directors and~~ Managers

Exhibit 18	Custodian

Exhibit 19	~~Approved~~[Intentionally ~~Appraisers~~Omitted]

Exhibit 20	PBGC IP Perfection Documents

Exhibit 21	Subordination Agreement

Exhibit 22	Issuer Order

Exhibit 23	Agreements Limiting IP Independent Manager’s ~~& Independent Directors’~~ Voting Authority

AGREEMENT – Page vi

Exhibit 24	~~REMIC Transactional Document Waivers~~[Intentionally Omitted]

Exhibit 25	Specified Organizational Document Provisions

Exhibit 26	Press Release

Exhibit 27	~~Mortgage Loan Exceptions~~[Intentionally Omitted]

Exhibit 28	Acknowledgment of Liability

Exhibit 29	Sears Re Instruction Letter

AGREEMENT – Page vii

PENSION PLAN PROTECTION AND FORBEARANCE AGREEMENT

THIS PENSION PLAN PROTECTION AND FORBEARANCE AGREEMENT (together with the Exhibits, which are fully-incorporated herein~~, the “Agreement”) is~~) as originally made and entered into the 18th day of March, ~~2016,~~2016 (as amended, supplemented or otherwise modified from time to time, including, without limitation by that certain Consent, Waiver and Amendment entered into on March 8, 2017 (the “Craftsman Consent”), that certain Amendment No. 1 to Consent, Waiver and Amendment entered into on June 29, 2017 (the “Craftsman Consent Amendment”), and that certain REMIC Amendment to PPPFA, Craftsman Consent and Other Transaction Documents entered into on November 7, 2017 (the “REMIC Amendment”), the “Agreement”), by and between Sears Holdings Corporation, a Delaware corporation (the “Company”), ~~SRC Depositor Corporation, a Delaware corporation (the “Depositor”), SRC O.P. Corporation, a Delaware corporation (“SRC O.P.”), SRC Real Estate (TX), LP, a Delaware limited partnership (“SRC R.E.”), SRC Real Estate Holdings (TX), LLC, a Delaware limited liability company (“SRC Holdings”), SRC Facilities Statutory Trust No. 2003-A, a Delaware statutory trust (“SRC Trust”), Sears, Roebuck and Co., a New York corporation (the “Lessee”),~~ KCD IP, LLC, a Delaware limited liability company (the “IP Subsidiary”), Sears Brands, LLC, an Illinois limited liability company (the “Member”, and ~~all of the foregoing, collectively~~together with the Company and the IP Subsidiary, the “Sears Parties”); and the Pension Benefit Guaranty Corporation (“PBGC”). The Sears Parties and PBGC are sometimes referred to herein collectively as the “Parties,” and individually as a “Party.”

RECITALS

PBGC is a wholly owned United States government corporation established under 29 U.S.C. § 1302 to administer the pension plan termination insurance program created under Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1301 – 1461 (2012 & Supp. ~~II 2014~~III 2015) (as amended from time to time, together with the regulations thereunder, “ERISA”).

The Company is the plan sponsor, as such term is defined in ERISA Section 3(16)(B), of the Sears Holdings Pension Plan 1 (as amended effective December 1, 2016) and the Sears Holdings Pension Plan 2 (effective December 1, 2016) (each a “Pension Plan” and collectively the “Pension Plans”).

The Company is the ultimate corporate parent company of the Subsidiaries, including the other Sears Parties.

Each Subsidiary is a member of the Company’s “controlled group” (each Sears Party and any and all other such members, collectively the “Controlled Group”), as that term is defined in ERISA Section 4001(a)(14).

The Sears Parties have offered to provide PBGC and the Pension Plan with certain enhanced protections in exchange for PBGC’s agreement to forbear from initiating termination proceedings with respect to the Pension Plan pursuant to ERISA Section 4042 for the term and under the conditions provided herein.

Agreement – Page 1

The Parties, with the assistance of their respective advisors and counsel, have exchanged certain information and engaged in good-faith, arms’-length negotiations.

As a result of such negotiations, on September 4, 2015, PBGC and the Company entered into that certain Summary of Proposed Terms Regarding the Pension Plan Protection and Forbearance Agreement Between PBGC and Sears (as amended, supplemented or otherwise modified from time to time, the “Term Sheet”), the terms of which are memorialized in this Agreement.

The Parties, along with certain additional members of the Controlled Group (the Sears Parties, together with such additional members of the Controlled Group, the “Original Sears Parties”) executed the Agreement on March 18, 2016.

The Original Sears Parties, Sears Roebuck Acceptance Corp. and PBGC entered into the Craftsman Consent on March 8, 2017.

The Original Sears Parties, Sears Roebuck Acceptance Corp. and PBGC entered into the Craftsman Consent Amendment on June 29, 2017.

The Original Sears Parties, Sears Roebuck Acceptance Corp. and PBGC entered into the REMIC Amendment on November 7, 2017.

NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, and the mutual benefits to be derived therefrom, the Parties do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.01. Defined Terms. Each capitalized term used herein shall have the meaning ascribed to it in this Article I unless such term is defined elsewhere in this Agreement.

“Action” shall have the meaning given to it in Section 11.02.

“Actuarial Valuation Report” means a report for a plan year containing all of the information described in 29 C.F.R. § 4010.8(a)(11)(i) through (xii).

“Additional Contribution” shall have the meaning given to it in Section 5.03.

~~“Agreement” has the meaning given to it in the introductory paragraph.~~

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“~~Amended RE Organizational Documents~~Agreement” shall have the meaning given ~~to~~ it in ~~Section 9.02(f).~~the introductory paragraph.

Agreement – Page 2

~~“Approved Appraisers” means the appraisers set forth on Exhibit 19.~~

“Average Quoted Price” shall have the meaning given to it in Section 7.06(g).

“Audit Period” means the period beginning on the date on which PBGC receives a Form 501 Post-Distribution Certification for the Pension Plan indicating that the Pension Plan has terminated in a standard termination under ERISA Section 4041(b) and ending on the later of (a) the 180th day after such receipt, and (b) if PBGC has, by such 180th day, issued audit findings or a notice of noncompliance with respect to such standard termination, the date on which such audit findings have been complied with or rescinded or on which such notice of noncompliance has been rescinded.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Breaching Action” shall have the meaning given to it in Section 5.04.

“Business Day” means any day other than Saturday, Sunday, a federal holiday or other day on which PBGC is closed.

“Closing” shall have the meaning given to it in Section 9.01.

“Closing Conditions” shall have the meaning given to it in Section 9.02.

“Closing Date” shall have the meaning given to it in Section 9.01.

“~~Closing Date Values~~Collateral Documents” shall have the meaning given to it in ~~Section 3.05(a)(3).~~Exhibit 11.

“Company” shall have the meaning given to it in the introductory paragraph.

“Company’s Market Capitalization” shall have the meaning given to it in Section 7.06(f).

“Controlled” or “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Group” shall have the meaning given to it in the recitals.

“Craftsman Consent” shall have the meaning given it in the introductory paragraph.

“Craftsman Consent Amendment” shall have the meaning given it in the introductory paragraph.

“Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of July 21, 2015, among Sears Holdings Corporation, Sears Roebuck Acceptance Corp. and Kmart Corporation, as borrowers, the lenders from time to time party thereto, the issuing lenders

Agreement – Page 3

from time to time party thereto, Bank Of America, N.A., as administrative agent, co-collateral agent and swingline lender, Wells Fargo Bank, National Association and General Electric Capital Corporation, as co-collateral agents and co-syndication agents, PNC Bank, National Association, Siemens Financial Services, Inc., Ally Bank and CitiGroup Global Markets Inc. as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Inc., Wells Fargo Bank, National Associations. and GE Capital Markets, Inc., as joint lead arrangers, and Merrill Lynch, Pierce, Fenner & Smith Inc., Well Fargo Bank, National Association, GE Capital Markets, Inc., PNC Bank, National Association and CitiGroup Global Markets, Inc., as joint bookrunners, together with all related agreements, in each case as amended, supplemented, otherwise modified, refinanced or replaced from time to time.

“CSC” means Corporation Service Company.

“CSC Service Agreement” means any agreement between a Sears Party and CSC in the forms attached hereto as Exhibit 23.

“Custodian” means the entity specified in Exhibit 18 (together with its successors and assigns permitted under the terms of the Escrow Arrangements).

“Deposit” shall have the meaning given to it in Section 9.02(~~n~~o).

~~“Depositor” shall have the meaning given to it in the introductory paragraph.~~

~~“Depositor Independent Director” shall have the meaning given to it in Section 9.02(e)(1).~~

“Designated Assets” shall have the meaning given to it in Section 6.02.

“Distribute” or “Distribution” means to fund any dividend, equity repurchase, intercompany loan or capital contribution.

“ERISA” shall have the meaning given to it in the recitals.

“ERISA Lien” shall have the meaning given to it in Section 6.09.

“Escrow Arrangements” shall have the meaning given to it in Section ~~9.02(b~~6.07(a).

“Exhibits” means the exhibits listed on Pages iv and v of this Agreement.

“Final and Non-Appealable Order” means an order or judgment entered by a court of competent jurisdiction: (a) that has not been reversed, stayed, modified, amended, revoked, varied or set aside, and as to which (i) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived, or (ii) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending; or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed, and (i) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was

Agreement – Page 4

sought, and (ii) the time to appeal further or seek certiorari, review, reargument, stay or rehearing has been waived or expired and no such further appeal or petition for certiorari, review, reargument, stay or rehearing is pending, provided, however, that no order or judgment will fail to be a “Final and Non-Appealable Order” hereunder solely because of the possibility that a motion pursuant to Section 502(j) or 1144 of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure may be filed with respect to such order or judgment.

“Final Injunction Order” shall have the meaning given to it in Section 5.04(c).

“Forbearance” and “Forbear” shall each have the meaning given to it in Section 7.02.

“Forbearance Termination Event” shall have the meaning given to it in Section 7.06(a).

“Foreclose” and “Foreclosure” shall have the meanings given to them in Section 6.08(a).

~~“Holder” shall have the meaning given to it in Section 2.03(d).~~

~~“Impaired REMIC Property” shall have the meaning given to it in Section 2.03(k).~~

~~“Impaired REMIC Property Value” shall have the meaning given to it in Section 2.03(k).~~

“Indebtedness” means, with respect to any Person, (a) all Primary Indebtedness and (b) all Third Party Indebtedness.

“Indenture Amendment Covenant” shall have the meaning given to it in Section 4.04(a)(2).

~~“Independent Directors” means the Depositor Independent Director and the SRC O.P. Independent Director.~~

“Involuntary Bankruptcy Event” means commencement of an involuntary bankruptcy case or similar proceeding (including without limitation appointment of a receiver or other custodian or required winding up or liquidation) with respect to the Company or any of its Material Subsidiaries that is not dismissed or vacated within 60 days after commencement thereof.

“IP 2006 Bankruptcy Opinion” means the 22-page legal opinion letter issued by IP Subsidiary Counsel on May 18, 2006 in connection with the IP Notes transaction.

“IP Assets” means all of the IP Subsidiary’s (i) trademarks and intellectual property licenses (including (x) those related to Kenmore and Diehard~~),~~ and ~~those~~(y) any others identified on Exhibit 10-B hereto), and (ii) rights under ancillary agreements to which it is party, all of the foregoing under clauses (i) and (ii) whether currently owned or after-acquired.

“IP Bring-Down Opinion” shall have the meaning given to it in Section 9.02(k).

“IP Existing Liens” shall have the meaning given to it in Section 4.05(b)(6).

Agreement – Page 5

“IP Independent Manager” shall have the meaning given to it in Section 9.02(j)(1).

“IP Note Liens” means the liens on the IP Assets and the proceeds thereof that secure the IP Notes.

“IP Notes” means the KCD IP, LLC Asset-Backed Notes issued by the IP Subsidiary in the aggregate face amount of $1,800,000,000, which are secured by the IP Note Liens.

“IP Notes Indenture” means that certain Indenture dated as of May 18, 2006, between IP Subsidiary and U.S. Bank National Association, which governs the IP Notes (such indenture, as amended, supplemented or otherwise modified, but only to the extent such amendments, supplements or other modifications (i) occur prior to the Closing Date and are disclosed in writing to PBGC prior to the Closing Date or (ii) are permitted by the Indenture Amendment Covenant).

“IP Springing Lien Conditions” shall have the meaning given to it in Section 6.03.

“IP Subsidiary” shall have the meaning given to it in the introductory paragraph.

“IP Subsidiary Counsel” means Mayer Brown LLP, formerly known as Mayer, Brown, Rowe & Maw LLP.

“IP Subsidiary Operating Agreement” means the Limited Liability Company Operating Agreement of the IP Subsidiary, dated as of May 18, 2006.

~~“Lessee” shall have the meaning given to it in the introductory paragraph.~~

“Limited License” means the limited license of intellectual property granted in connection with the Credit Facility, the Secured Notes or other secured Indebtedness to the lenders thereunder, the holders thereof and/or any applicable collateral agents thereunder of a customary kind and nature in order to facilitate a liquidation of their collateral.

“Management Agreement” means that certain Management Agreement attached hereto at Exhibit 23 and executed on the Closing Date.

~~“Master Lease” means that certain Master Lease Agreement, dated as of November 24, 2003, between SRC Trust, SRC O.P. and SRC R.E. as lessors, and Lessee (as amended, supplemented or otherwise modified, but only to the extent such amendments, supplements or other modifications (i) occur prior to the Closing Date and are disclosed in writing to PBGC prior to the Closing Date or (ii) are permitted by the REMIC Amendment Covenant).~~

~~“Master Lease Amendment” means that certain First Amendment to the Master Lease Agreement attached hereto at Exhibit 2 and executed on the Closing Date.~~

“Material Subsidiary” means any direct or indirect Subsidiary (i) for which the Company’s share (determined on a pro rata basis by reference to the portion of the equity of such Subsidiary held directly or indirectly by the Company) of the assets of such Subsidiary and its direct and indirect Subsidiaries, taken as a consolidated whole, constitutes more than 5% of the assets of the Company and its direct and indirect Subsidiaries, taken as a consolidated whole, (ii) which is ~~the Depositor, a RE Subsidiary,~~ the IP Subsidiary or Sears Re or (iii) which is a direct or indirect parent of ~~the Depositor, a RE Subsidiary,~~ the IP Subsidiary or Sears Re.

Agreement – Page 6

“Material Transaction” shall have the meaning given to it in Section 7.06(b).

“Member” shall have the meaning given to it in the introductory paragraph.

~~“Mortgage Loans” shall have the meaning given to in Section 2.03(b).~~

“Noncompliance Notice” shall have the meaning given to it in Section 10.02.

“Ordinary Course of Business” means the usual transactions, customs and practices of the Company or its relevant Subsidiary, as applicable, of a kind, amount, and nature as common before the Closing Date.

“Original Sears Parties” shall have the meaning given it in the introductory paragraph.

“Other Company Subsidiaries” means all direct and indirect Subsidiaries of the Company other than the ~~Depositor, the RE Subsidiaries, the~~ IP Subsidiary~~, the Lessee~~ and the Member.

“Parties” or “Party” shall have the meaning given it in the introductory paragraph.

“PBGC” shall have the meaning given to it in the introductory paragraph.

“PBGC Demand Letter” shall have the meaning given to it in Section 6.08(a)(2).

“PBGC IP Perfection Documents” shall have the meaning given to it in Section 9.02(h).

~~“PBGC Mortgages” shall have the meaning given to it in Section 9.02(d).~~

~~“PBGC Perfection Documents” shall have the meaning given to it in Section 6.07(e).~~

~~“PBGC RE Perfection Documents” shall have the meaning given to it in Section 9.02(c).~~

“PBGC UBL Claims” shall have the meaning given to it in Section 6.04.

“Pension Plan” and “Pension Plans” shall have the ~~meaning~~meanings given to ~~it~~them in the recitals.

“Person” means an individual, group, partnership, limited partnership, limited liability company, corporation, trust (including any statutory trust), governmental unit or other entity.

“Plan Administrator” shall have the meaning given to it in Section 6.01(d).

“Pledge” means to pledge, hypothecate, or grant a lien, security interest or other financial encumbrance, or to permit to exist any such lien, security interest or other financial encumbrance.

Agreement – Page 7

~~“Pooling and Servicing Agreement” means that certain Pooling and Servicing Agreement, dated as of November 24, 2003, among the Depositor, the Lessee, as document custodian, master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (as amended, supplemented or otherwise modified, but only to the extent such amendments, supplements or other modifications (a) occur prior to the Closing Date and are disclosed to PBGC in writing prior to the Closing Date or (b) are permitted by the REMIC Amendment Covenant).~~

“Primary Indebtedness” means, with respect to any Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all capital lease obligations and all synthetic lease obligations, (d) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guarantees, letters of credit, letters of guarantee, surety bonds and other similar instruments, and (e) all attributable indebtedness arising under sale lease-back transactions.

“Prohibited Sears Re Obligation” shall have the meaning given to it in Section 2.02(k).

~~“RE Bring-Down Opinion” shall have the meaning given to it in Section 9.02(g).~~

~~“RE Subsidiaries” means SRC O.P., SRC R.E., SRC Trust, and SRC Holdings.~~

~~“RE Subsidiaries Permitted Transfers” shall have the meaning given to it in Section 3.05(a)(5).~~

“REIT Transaction” means the transactions described in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission by Seritage Growth Properties and declared effective on June 9, 2015, and any transactions related thereto.

“REMIC~~” means a “real estate mortgage investment conduit” within~~ Amendment” shall have the meaning ~~of 26 U.S.C. § 860D~~given it in the introductory paragraph.

~~“REMIC 2003 Bankruptcy Opinion” means the 66-page legal opinion letter issued by REMIC Counsel on November 24, 2003 in connection with the REMIC Transaction.~~

~~“REMIC Amendment Covenant” shall have the meaning given to it in Section 3.04(e).~~

~~“REMIC Certificates” means the SRC Commercial Mortgage Trust 2003-1 Mortgage Pass-Through Certificates in the aggregate face amount of $1,312,416,000 (as amended, supplemented or otherwise modified, but only to the extent such amendments, supplements or other modifications (a) occur prior to the Closing Date and are disclosed in writing to PBGC prior to the Closing Date or (b) are permitted by the REMIC Amendment Covenant) backed by the Mortgage Loans pursuant to the Pooling and Servicing Agreement.~~

~~“REMIC Counsel” means Mayer Brown LLP, formerly known as Mayer, Brown, Rowe & Maw LLP.~~

~~“REMIC Existing Liens” shall have the meaning given to it in Section 3.05(h)(2).~~

Agreement – Page 8

~~“REMIC Issuer” means SRC Commercial Mortgage Trust 2003-1.~~

~~“REMIC Mortgages” shall have the meaning given to it in Section 2.03(b).~~

~~“REMIC Properties” shall have the meaning given to it in Section 2.03(b).~~

~~“REMIC Structure” means the RE Subsidiaries established and maintained in accordance with the REMIC Transactional Documents to effectuate and preserve the REMIC Transaction.~~

~~“REMIC Transaction” means the transactions contemplated and effectuated by the REMIC Transactional Documents, which resulted in, inter alia, the securitization and issuance of the REMIC Certificates.~~

~~“REMIC Transactional Documents” means the REMIC Certificates, the agreements underlying the Mortgage Loans, the Master Lease, the Site Leases (as defined in the Master Lease), the Pooling and Servicing Agreement, and the agreements and other documents related thereto (each, as amended, supplemented or otherwise modified, but only to the extent such amendments, supplements or other modifications (i) occur prior to the Closing Date and are disclosed to PBGC in writing prior to the Closing Date or (ii) are permitted by the REMIC Amendment Covenant).~~

~~“Sale Contribution” shall have the meaning given to it in Section 3.05(i).~~

“Sears Parties” shall have the meaning given to it in the introductory paragraph.

“Sears Re” means Sears Reinsurance Company, Ltd., a Bermuda Class 3 insurer.

“Sears Re Instruction Letter” shall have the meaning give to it in Section 9.02(i).

“Secured Notes” means the 6 5/8% Senior Secured Notes due 2018 issued by the Company pursuant to that certain Indenture, dated as of October 12, 2010, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent, together with all related agreements, in each case as amended, supplemented, otherwise modified, refinanced or replaced from time to time.

“Secured Obligations” shall have the meaning given to it in Section 6.04.

“Specified Shareholders” means ESL Investments, Inc., Fairholme Capital Management, LLC and their respective Affiliates and managed funds, together with the Company’s officers and directors as of the date of determination (and, if different, those officers and directors within the prior 6 months as well).

“Springing Lien” shall have the meaning given to it in Section 6.02.

“Springing Lien Event” shall have the meaning given to it in Section 6.01.

~~“SRC Holdings” shall have the meaning given to it in the introductory paragraph.~~

Agreement – Page 9

~~“SRC R.E.” shall have the meaning given to it in the introductory paragraph.~~

~~“SRC O.P.” shall have the meaning given to it in the introductory paragraph.~~

~~“SRC O.P. Independent Director” shall have the meaning given to it in Section 9.02(e)(1).~~

~~“SRC Trust” shall have the meaning given to it in the introductory paragraph.~~

“Subordination Agreement” shall have the meaning given to it in Section 9.02(m).

“Subsidiary” shall mean each Person in the Controlled Group (except the Company), including all of the Company’s direct and indirect subsidiaries listed on Exhibit 1 attached hereto.

“Termination Basis” means the assets and liabilities of the Pension Plan are valued pursuant to ERISA Section 4044 as of a specified actual or assumed termination date.

“Third Party Indebtedness” means, with respect to any Person, (a) all Primary Indebtedness of any other Person secured by any lien on property owned by the reference Person, whether or not the Indebtedness secured thereby has been assumed by the reference Person, and (b) all guarantees by the reference Person of Primary Indebtedness of any other Person.

“Transaction Documents” means this Agreement, the Craftsman Consent, the Craftsman Consent Amendment, the REMIC Amendment, and all other agreements, instruments and documents related ~~hereto~~to this Agreement, each as amended, supplemented, or otherwise modified from time to time.

“Transfer” means to sell, transfer, or otherwise dispose.

“UBL” shall have the meaning given to it in Section 6.04.

“UBL Documentation” shall mean PBGC’s supporting documentation relating to its determination of, estimate of, or other calculations relating to the UBL of any Pension Plan (including, but not limited to, its Pension Information Profile relating thereto in locked Excel format).

“Underlying Documents” shall have the meaning given to it in Section 2.01(b).

“Voluntary Bankruptcy Event” means voluntary commencement (or consent to, including, without limitation, by failure to timely defend against, either involuntary commencement or entry of an order for relief in an involuntary case) of a bankruptcy case or similar proceeding (including, without limitation, appointment of a receiver or other custodian or general assignment for the benefit of creditors) with respect to the Company or any of its Material Subsidiaries.

1.02. Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

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Exhibits. The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any references to the “Agreement” herein shall include the Exhibits hereto. Each capitalized term used in any Exhibit but not otherwise defined therein has the meaning ascribed thereto in this Agreement.

Herein. The words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. The word “including” or any variation thereof means (unless the context of its usage requires otherwise) “including, but not limited to,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

Singular/Plural. Unless specifically otherwise provided herein or the context otherwise requires, the singular includes the plural and the plural the singular.

(b) The Parties have participated jointly and collectively in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly and collectively drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SEARS PARTIES

2.01. General.

(a) The Company represents and warrants to PBGC that, as of the Closing Date, (i) Exhibit 1 contains a full, complete, and accurate list of all of the Company’s Subsidiaries, and (ii) except for the Company and such Subsidiaries, there are no other members of the Company’s Controlled Group.

(b) The Company represents and warrants to PBGC that, as of the Closing Date, the Company has provided PBGC with the most recent and complete version of any and all agreements, indentures, appraisals, leases, articles, governance documents, or other documents of any kind or nature that are referred to on Exhibit 2 attached hereto, including all amendments thereto (collectively, the “Underlying Documents”); provided that the Parties explicitly recognize and agree that the list of Underlying Documents provided on the form of Exhibit 2 on the Closing Date is a preliminary list only; provided further that the Company covenants to PBGC that the Company will engage in good-faith, expeditious post-Closing negotiations with PBGC to finalize an agreed-upon list of Underlying Documents that, once agreed-upon by the Company and PBGC, will be deemed to be in full force and effect as of the Closing Date and not subject to further modification.

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(c) Subject to Section 2.01(b), the Company represents and warrants to PBGC that, as of the Closing Date, no changes, waivers, or amendments to the Underlying Documents were made between September 4, 2014 and the Closing Date, except as otherwise identified on Exhibit 2.

2.02. Existence, Power, and Execution.

(a) Sears Holdings Corporation. The Company represents and warrants to PBGC that, as of the Closing Date: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of the Company’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to the Company as a party in interest or any laws applicable to the Company; (iv) to the Company’s knowledge, the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which the Company is a party or by which the Company is bound; and (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of the Company.

(b) ~~SRC Depositor Corporation. The Depositor represents and warrants to PBGC that, as of the Closing Date: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of the Depositor’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to the Depositor as a party in interest or any laws applicable to the Depositor; (iv) to the Depositor’s knowledge, the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which the Depositor is a party or by which the Depositor is bound; (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of the Depositor, and (vi) Exhibit 3-B accurately sets forth: (A) the organizational identification number of the Depositor or, if the Depositor does not have an organizational identification number, a statement that it has none; and (B) the chief executive office of the Depositor.~~[Intentionally Omitted.]

(c) ~~SRC O.P. Corporation. SRC O.P. represents and warrants to PBGC that, as of the Closing Date: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of SRC O.P.’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to SRC O.P. as a party in~~

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~~interest or any laws applicable to SRC O.P.; (iv) to SRC O.P.’s knowledge, the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which SRC O.P. is a party or by which SRC O.P. is bound; (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of SRC O.P.; and (vi) it is the sole owner participant (beneficiary) of SRC Trust.~~[Intentionally Omitted.]

(d) ~~SRC Real Estate (TX), LP. SRC R.E. represents and warrants to PBGC that, as of the Closing Date: (i) it is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of Delaware; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of SRC R.E.’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to SRC R.E. as a party in interest or any laws applicable to SRC R.E.; (iv) to SRC R.E.’s knowledge, the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which SRC R.E. is a party or by which SRC R.E. is bound; and (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of SRC R.E.~~[Intentionally Omitted.]

(e) ~~SRC Real Estate Holdings (TX), LLC. SRC Holdings represents and warrants to PBGC that, as of the Closing Date: (i) it is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of SRC Holdings’ organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to SRC Holdings as a party in interest or any laws applicable to SRC Holdings; (iv) to SRC Holdings’ knowledge, the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which SRC Holdings is a party or by which SRC Holdings is bound; and (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of SRC Holdings.~~[Intentionally Omitted.]

(f) ~~SRC Facilities Statutory Trust No. 2003-A. SRC Trust represents and warrants to PBGC that, as of the Closing Date: (i) it is a statutory trust duly organized, validly existing, and in good standing under the laws of the state of Delaware; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of SRC Trust’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to SRC Trust as a party in interest or any laws applicable to SRC Trust; (iv) to SRC Trust’s knowledge, the~~

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~~consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which SRC Trust is a party or by which SRC Trust is bound; and (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of SRC Trust.~~[Intentionally Omitted.]

(g) ~~Sears, Roebuck and Co. Lessee represents and warrants to PBGC that, as of the Closing Date: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the state of New York; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of Lessee’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to Lessee as a party in interest or any laws applicable to Lessee; (iv) to Lessee’s knowledge, the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which Lessee is a party or by which Lessee is bound; and (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of Lessee.~~[Intentionally Omitted.]

(h) KCD, IP, LLC. IP Subsidiary represents and warrants to PBGC that, as of the Closing Date: (i) it is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of IP Subsidiary’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to IP Subsidiary as a party in interest or any laws applicable to IP Subsidiary; (iv) to IP Subsidiary’s knowledge, the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which IP Subsidiary is a party or by which IP Subsidiary is bound; (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of IP Subsidiary; and (vi) Exhibit 10-A accurately sets forth: (A) the organizational identification number of IP Subsidiary or, if IP Subsidiary does not have an organizational identification number, a statement that it has none; and (B) the chief executive office of IP Subsidiary.

(i) Sears Brands, LLC. Member represents and warrants to PBGC that, as of the Closing Date: (i) it is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Illinois; (ii) it has the legal power and right to enter into and perform the obligations contained in this Agreement, and to perform the transactions contemplated hereby; (iii) the consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provisions of Member’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to Member as a party in interest or any laws applicable to Member; (iv) to Member’s knowledge, the consummation of the transactions

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contemplated by this Agreement will not violate or be in conflict with any provisions of any material agreement or instrument to which Member is a party or by which Member is bound; (v) the execution, delivery, and performance of this Agreement and the transactions contemplated hereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on the part of Member; and (vi) it is the sole member of IP Subsidiary.

(j) Other Company Subsidiaries. The Company represents and warrants to PBGC that, as of the Closing Date: (i) each Other Company Subsidiary is a legal entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) each Other Company Subsidiary has the legal power and right to enter into and perform the obligations contained in the Subordination Agreement and any other Transaction Document to which it is a party and to perform the transactions contemplated thereby; (iii) the consummation of the transactions contemplated thereby will not violate or be in conflict with any provisions of any Other Company Subsidiary’s organizational documents or any judgment, decree, order, statute, rule, or regulation applicable to any Other Company Subsidiary as a party in interest or any laws applicable to any Other Company Subsidiary; (iv) to the Company’s knowledge, the consummation of the transactions contemplated by the Subordination Agreement and any and all other such Transaction Documents will not violate or be in conflict with any provisions of any material agreement or instrument to which any Other Company Subsidiary is a party or by which any Other Company Subsidiary is bound; and (v) the execution, delivery, and performance by each Other Company Subsidiary of the Subordination Agreement and any other Transaction Document to which it is a party and the transactions contemplated thereunder are duly and validly authorized by all requisite authorizing action, corporate, membership, partnership or otherwise, on its part.

(k) Sears Re Claims. ~~Each of the Depositor, the RE Subsidiaries and the~~The IP Subsidiary represents and warrants to PBGC that, as of the Closing Date, it does not have any obligations of any kind to Sears Re except to the extent arising under the IP Notes, the IP Notes Indenture or any agreements or other documents related thereto; provided however that if any obligation of a kind or nature that would cause such representation and warranty to be untrue (“Prohibited Sears Re Obligation”) is subsequently found to have existed as of the Closing Date, it shall not constitute a breach of this Section 2.02(k) if the Company causes such obligation to be discharged or subordinated in right of payment to those obligations owed to PBGC as set forth in the Subordination Agreement promptly, but in any event within ten (10) Business Days, after such obligation is discovered by the Company.

(l) PBGC agrees that, if the Closing occurs, PBGC shall not assert that anything disclosed in writing to it by the Company in connection with, or during the course of, the negotiation and entry into the Term Sheet or this Agreement prior to the Closing Date constitutes a breach of the representations or warranties set forth in Clause (iv) of any of Paragraphs (a) through (j) of this Section 2.02.

2.03. ~~REMIC Securitization. The Company represents and warrants to PBGC the following as of the Closing Date:~~[Intentionally Omitted.]

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~~(a) The ownership chart attached hereto as Exhibit 3-A is a true, complete, and accurate representation of the Sears Parties’ ownership structure as it relates to the Depositor and the RE Subsidiaries.~~

~~(b) The Depositor has made loans (the “Mortgage Loans”) to the RE Subsidiaries secured by, inter alia, mortgages on, and assignments of leases pertaining to, all of the real properties owned, ground-leased or sub-ground-leased by the RE Subsidiaries (except as set forth on Exhibit 27) (the “REMIC Mortgages”; all real properties currently owned, ground-leased or sub-ground-leased by each RE Subsidiary or the Depositor, together with all real properties after-acquired or subsequently ground-leased or sub-ground-leased by each RE Subsidiary or the Depositor, the “REMIC Properties”).~~

~~(c) The Depositor’s interests in the Mortgage Loans have been assigned to the REMIC Issuer, which in turn issued the REMIC Certificates backed by the pool of Mortgage Loans pursuant to the Pooling and Servicing Agreement.~~

~~(d) All regular interest REMIC Certificates, as more fully described in sections 2.07 and 6.01 of the Pooling and Servicing Agreement, are held by the Subsidiaries identified on Exhibit 4 (each such identified Subsidiary, a “Holder”), and will be held by such Holders immediately prior to the transfer of the regular interest REMIC Certificates to the Depositor at Closing pursuant to Section 9.02(b) of this Agreement.~~

~~(e) The residual interest Class R REMIC Certificate, as more fully described in sections 2.07 and 6.01 of the Pooling and Servicing Agreement, is held by the Depositor.~~

~~(f) The RE Subsidiaries own, ground-lease or sub-ground-lease all of the REMIC Properties, which are subject to the Master Lease. SRC R.E. owns, ground-leases or sub-ground-leases each of the REMIC Properties situated in Texas. SRC O.P., either directly or through its beneficial interest in SRC Trust, owns, ground-leases or sub-ground-leases each of the REMIC Properties situated in Maryland. SRC Trust owns, ground-leases, or sub-ground-leases each of the REMIC Properties situated in jurisdictions other than Texas or Maryland.~~

~~(g) Each of the RE Subsidiaries and the Depositor is in material compliance with each of its respective organizational documents; provided that PBGC agrees that, if the Closing occurs, PBGC shall not assert that anything disclosed in writing to it by the Company in connection with, or during the course of, the negotiation and entry into the Term Sheet or this Agreement prior to the Closing Date constitutes a breach of the representations set forth in this Clause (g).~~

~~(h) To the Company’s knowledge, none of the parties to the REMIC Transactional Documents is in default thereunder, nor does an event of default exist thereunder; provided that PBGC (1) acknowledges to the Company that, to PBGC’s knowledge, none of the parties to the REMIC Transactional Documents is in default thereunder and no event of default exists thereunder and (2) agrees that, if the Closing occurs, PBGC shall not assert that anything disclosed in writing to it by the Company in connection with, or during the course of, the negotiation and entry into the Term Sheet or this Agreement prior to the Closing Date constitutes a breach of the representations set forth in this Clause (h).~~

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~~(i) Except as set forth on Exhibit 24, there are no default waivers under the REMIC Transactional Documents.~~

~~(j) Exhibit 5 contains a full, complete, and accurate list of all of the sales, substitutions, Transfers or Distributions of any REMIC Properties by the RE Subsidiaries from and after October 1, 2014 until the Closing Date.~~

~~(k) Exhibit 6 contains a full, complete, and accurate list of all REMIC Existing Liens as of the Closing Date that are permitted under this Agreement solely as a result of Section 3.05(h)(2) and not pursuant to Section 3.05(h)(1); provided that (1) the failure by the Company to include on Exhibit 6 any REMIC Existing Lien required to be so included pursuant to this Section 2.03(k) shall not constitute a breach of this Agreement, a Forbearance Termination Event or a Springing Lien Event so long as: (A) within 50 days following delivery of notice of such failure by PBGC to the Company, the Company causes either (i) such REMIC Existing Lien to be released or (ii) the REMIC Property subject to such REMIC Existing Lien (the “Impaired REMIC Property”) to be substituted for other real property of equal or greater value pursuant to Section 3.05(c)(2); (B) for the purposes of such substitution, the value of the Impaired REMIC Property is determined solely by reference to the appraisal required by Section 3.05(c)(2); and (C) such appraisal expressly assumes that the Impaired REMIC Property is not encumbered by such REMIC Existing Lien (such appraised value, using such assumption, the “Impaired REMIC Property Value”); provided further that, (2) (A) the Impaired REMIC Property Value shall count towards the $50 million substitution limit established by section 1 of the Master Lease Amendment; but (B) such substitution shall not constitute a breach of section 1 of the Master Lease Amendment should such substitution cause the total aggregate value of the properties referenced therein to exceed $50 million at the time of such substitution.~~

~~(l) Exhibit 7 contains a full, complete, and accurate list of all REMIC Properties owned, ground-leased or sub-ground-leased by any of the RE Subsidiaries or the Depositor as of the Closing Date, inclusive of a listing of agreed property values for purposes of Section 3.05(a).~~

~~(m) The full details of the current director insurance and compensation packages to which the Independent Directors will be beneficiaries are set forth at Exhibit 17.~~

2.04. ~~REMIC Organizational Documents.~~[Intentionally Omitted.]

~~(a) Representations and Warranties. The Company represents and warrants to PBGC the following as of the Closing Date:~~

~~(1) The organizational documents of the Depositor and each RE Subsidiary provide that each has been, and shall continue to be, operated as a special purpose entity consistent with the special purpose vehicle provisions of such organizational documents (including, without limitation, provisions intended to ensure and preserve the bankruptcy-remoteness of each such entity) and the prior opinions provided by REMIC Counsel including the REMIC 2003 Bankruptcy Opinion.~~

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~~(2) The Certificate of Incorporation of SRC O.P. provides that (A) at least one director of SRC O.P. shall be an individual fully-independent of the Company, and (B) a Bankruptcy Action (as defined in such Certificate of Incorporation) by SRC O.P. is permissible only with the unanimous affirmative vote of all of the directors of SRC O.P., including the consent of such independent director.~~

~~(3) The Certificate of Incorporation of the Depositor provides that (A) at least one director of the Depositor shall be an individual fully-independent of the Company, and (B) a Bankruptcy Action (as defined in such Certificate of Incorporation) by the Depositor is permissible only with the unanimous affirmative vote of all of the directors of the Depositor, including the consent of such independent director.~~

~~(4) The organizational documents of SRC Holdings provide that, so long as a REMIC Mortgage remains outstanding with respect to a REMIC Property owned by SRC Holdings, a Bankruptcy Action (as defined in such organizational documents) by SRC Holdings is permissible only with the consent of the Depositor and the unanimous affirmative consent of SRC Trust and SRC O.P. (including the consent of the independent director of SRC O.P).~~

~~(5) The organizational documents of SRC R.E. provide that, so long as a REMIC Mortgage remains outstanding with respect to a REMIC Property owned, ground-leased, or sub-ground-leased by SRC R.E., a Bankruptcy Action (as defined by such organizational documents) by SRC R.E. is permissible only with the consent of the Depositor and the unanimous affirmative consent of SRC Holdings, SRC Trust, and SRC O.P. (including the consent of the independent director of SRC O.P.).~~

2.05. IP Securitization. The Company represents and warrants to PBGC the following as of the Closing Date:

(a) The Member is the sole member of the IP Subsidiary.

(b) The IP Subsidiary has issued the IP Notes secured by the IP Note Liens on the IP Assets.

(c) All IP Notes are held by Sears Re.

(d) The IP Subsidiary is in material compliance with its organizational documents; provided that PBGC agrees that, if the Closing occurs, PBGC shall not assert that anything disclosed in writing to it by the Company in connection with, or during the course of, the negotiation and entry into the Term Sheet or this Agreement prior to the Closing Date constitutes a breach of the representations set forth in this Clause (d).

(e) To the Company’s knowledge, none of the parties to the IP Notes or the IP Notes Indenture is in default thereunder, nor does an event of default exist thereunder; provided that PBGC (1) acknowledges to the Company that, to PBGC’s knowledge, none of the parties to the IP Notes or the IP Notes Indenture is in default thereunder and no event of default exists thereunder and (2) agrees that, if the Closing occurs, PBGC shall not assert that anything disclosed to it in writing by the Company in connection with, or during the course of, the negotiation and entry into the Term Sheet or this Agreement prior to the Closing Date constitutes a breach of the representations set forth in this Clause (e).

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(f) There are no default waivers under the IP Notes or the IP Notes Indenture.

(g) Exhibit 8 contains a full, complete, and accurate list of all sales, substitutions, Transfers or Distributions of any IP Assets out of the IP Subsidiary from and after October 1, 2014 until the Closing Date.

(h) Exhibit 9 contains a full, complete, and accurate list of all IP Existing Liens that are permitted under this Agreement solely as a result of Section 4.05(b)(6) and not pursuant to any other provision of Section 4.05(b).

(i) The IP Assets owned by the IP Subsidiary as of the Closing Date include the trademark registrations and applications identified on Exhibit 10-B.

(j) The full details of the current director insurance and compensation packages to which the IP Independent Manager will be a beneficiary are set forth at Exhibit 17.

2.06. IP Organizational Documents.

(a) Representations and Warranties. The Company represents and warrants to PBGC the following as of the Closing Date:

(1) The organizational documents of the IP Subsidiary provide that the IP Subsidiary has been, and shall continue to be, operated as a special purpose entity consistent with the special purpose vehicle provisions of the organizational documents of the IP Subsidiary (including, without limitation, provisions intended to ensure and preserve the bankruptcy-remoteness of such entity) and the prior opinions provided by IP Subsidiary Counsel including the IP 2006 Bankruptcy Opinion.

(2) The IP Subsidiary Operating Agreement provides that at least one Manager (as defined in the IP Subsidiary Operating Agreement) of the IP Subsidiary shall be an individual meeting the requirements of an Independent Manager (as defined in the IP Subsidiary Operating Agreement).

(3) The IP Subsidiary Operating Agreement provides that a filing of a bankruptcy petition by the IP Subsidiary, or consent to the institution of bankruptcy proceedings against the IP Subsidiary, is permissible only with the prior written consent of the Member and the Board (each as defined in the IP Subsidiary Operating Agreement) (including the IP Independent Manager).

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ARTICLE III

~~PLAN PROTECTION TRANSACTION: REMIC ASSETS~~

PROHIBITED SEARS RE OBLIGATIONS

3.01. ~~Maintenance of REMIC Structure. The Company, the Depositor and each of the RE Subsidiaries agree to maintain the existing REMIC Structure as contemplated by the REMIC Transactional Documents (other than the Transfers contemplated by this Agreement).~~[Intentionally Omitted.]

3.02. ~~Delivery of Additional Regular Interest REMIC Certificates. If on or after the Closing Date any additional regular interest REMIC Certificates are issued or the Company or any of its Subsidiaries acquires any additional regular interest REMIC Certificates from the Depositor or any other Person, (a) the Company shall (or shall cause such Subsidiary to, as applicable), promptly (but in no circumstances later than ten (10) Business Days) after any such issuance or acquisition, transfer ownership of such additional regular interest REMIC Certificates to the Depositor and (b) the Depositor shall promptly (but in no circumstances later than two (2) Business Days) after such transfer, deliver such certificates, together with undated instruments of transfer, to the Custodian or, if prior to the appointment of the Custodian, PBGC’s designated agent to be held in escrow on behalf of PBGC in accordance with the Escrow Arrangements.~~[Intentionally Omitted.]

3.03. ~~Independent Directors’ Insurance Coverage and Compensation; Covenants Regarding Replacement; Voting.~~[Intentionally Omitted.]

~~(a) Each Independent Director appointed pursuant to this Agreement shall (i) receive coverage from the Depositor’s or the applicable RE Subsidiary’s (as applicable) directors’ and officers’ liability policies of insurance to the same extent as each other director and (ii) be paid and receive all other benefits at the same levels and amounts as the other directors of the entity for whom such Independent Director serves (and at the sole expense of such entity).~~

~~(b) Each of the Company and the Depositor hereby covenants to PBGC and agrees that it will not seek to remove the existing Depositor Independent Director or appoint any successor Depositor Independent Director unless the existing Depositor Independent Director is promptly replaced by a successor Depositor Independent Director set forth on Exhibit 17 hereto or otherwise expressly approved in advance in writing by PBGC. Each of the Company and SRC O.P. hereby covenants to PBGC and agrees that it will not seek to remove the existing SRC O.P. Independent Director or appoint any successor SRC O.P. Independent Director unless the existing SRC O.P. Independent Director is promptly replaced by a successor SRC O.P. Independent Director set forth on Exhibit 17 hereto or otherwise expressly approved in advance in writing by PBGC. The Parties agree that a termination by CSC of the CSC Service Agreement for either Independent Director shall not constitute a breach of this Section 3.03(b) by the Company, the Depositor, or SRC O.P. (as applicable) so long as a successor Independent Director is promptly appointed in accordance with this Section 3.03(b).~~

~~(c) Any Independent Director shall be entitled to vote solely on:~~

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~~(1) the authorization of Depositor or SRC O.P. (as applicable) to enter into the Agreement or any other Transaction Document;~~

~~(2) the commencement of a Voluntary Bankruptcy Event or a Transfer, Pledge or Distribution of all or substantially all of the assets of the entity as to which such person is an Independent Director;~~

~~(3) any amendment to the organizational documents of the entity as to which such person is an Independent Director; and~~

~~(4) any action which, in the Independent Director’s reasonable judgment, may impair the special purpose nature or the bankruptcy-remoteness of any of the Depositor or the RE Subsidiaries (as applicable) in any material respect, or would otherwise be in breach of any provisions set forth in any Transaction Document.~~

3.04. ~~REMIC Covenants. Each of the RE Subsidiaries and the Depositor covenants to PBGC and agrees that it will not (except as expressly permitted by this Agreement):~~[Intentionally Omitted.]

~~(a) incur or guarantee any Indebtedness;~~

~~(b) Transfer any of the Designated Assets;~~

~~(c) Distribute any of the Designated Assets;~~

~~(d) Pledge any of the Designated Assets;~~

~~(e) amend in any manner materially adverse to PBGC’s interests (i) the organizational documents of the Depositor or the RE Subsidiaries or (ii) the REMIC Transactional Documents (all of the foregoing provisions of this Clause (e), the “REMIC Amendment Covenant”); it being understood that a reasonable extension of the expiry of the Master Lease, including any renewal of the Master Lease in accordance with its terms, will be deemed not to be materially adverse to PBGC’s interests;~~

~~(f) institute, or consent to the institution of (including, without limitation, by failing to timely defend against), bankruptcy or insolvency proceedings in respect to the Depositor or any of the RE Subsidiaries, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Depositor or any of the RE Subsidiaries or any substantial part of its or their assets, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action;~~

~~(g) merge, dissolve, liquidate, or consolidate with or into any other entity or engage in any other business combination with any other entity;~~

~~(h) form any subsidiaries;~~

Agreement – Page 21

~~(i) take any action in violation of the Amended RE Organizational Documents; or~~

~~(j) (i) change its name or organizational identification number (if applicable), or conduct its business operations under any fictitious business name or trade name, (ii) change its type of organization, jurisdiction or organization, or other legal structure except as otherwise expressly permitted hereunder, or (iii) change its chief executive office, in each case unless the applicable entity promptly (and, in any event, within thirty (30) calendar days after such change) notifies PBGC of such change.~~

3.05. ~~REMIC Covenant Carve-outs. Notwithstanding the covenants and restrictions set forth in Section 3.04, the RE Subsidiaries may:~~[Intentionally Omitted.]

~~(a) RE Subsidiaries Permitted Transfers. Sell or transfer up to ten (10) REMIC Properties in aggregate, provided that:~~

~~(1) the applicable RE Subsidiary has provided PBGC with thirty (30) calendar days advance written notice of each such sale or transfer;~~

~~(2) a Springing Lien Event has not occurred;~~

~~(3) the aggregate value, determined solely by reference to the property values listed in Exhibit 7 (the “Closing Date Values”), of all of the REMIC Properties sold or transferred pursuant to this Section 3.05(a) does not exceed $15 million;~~

~~(4) during the remainder of the calendar year in which the Closing occurs and the immediately following calendar year, the RE Subsidiaries shall not sell or transfer more than five (5) REMIC Properties per calendar year (or portion thereof) pursuant to this Section 3.05(a), and the aggregate value, determined solely by reference to the Closing Date Values, of all REMIC Properties sold or transferred pursuant to this Section 3.05(a) during either of such calendar years (or portion thereof) shall not exceed $15 million; and~~

~~(5) during each subsequent calendar year, the RE Subsidiaries shall not sell or transfer more than five (5) REMIC Properties, and the aggregate value, determined solely by reference to the Closing Date Values, of all REMIC Properties sold or transferred during any such calendar year pursuant to this Section 3.05(a) shall not exceed $15 million (all sales or transfers of REMIC Properties pursuant to this Section 3.05(a), “RE Subsidiaries Permitted Transfers”).~~

~~(6) Notwithstanding anything to the contrary in this Section 3.05(a), each sale or transfer by any RE Subsidiary to another RE Subsidiary will constitute a RE Subsidiaries Permitted Transfer but will not count against any numerical limit in this Section 3.05(a) on the number or value of RE Subsidiaries Permitted Transfers.~~

~~(b) Parties to REMIC Transactional Documents. Permit (i) the RE Subsidiaries to remain parties to (and the REMIC Properties to remain subject to) the Master Lease and (ii) the RE Subsidiaries and the Depositor to remain parties to (and the REMIC Properties to remain subject to) the other REMIC Transactional Documents.~~

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~~(c) Permitted Operation of Master Lease. In the case of the RE Subsidiaries, so long as a Springing Lien Event has not occurred:~~

~~(1) take any action required by the Master Lease and the Site Leases (or the applicable ground lease or sub-ground lease);~~

~~(2) undertake or permit (A) movement of parts between REMIC Properties, making of improvements to REMIC Properties, and installation of trade fixtures in accordance with Section 9 of the Master Lease; (B) subleases of REMIC Properties subject to the Master Lease in accordance with Section 13(a) of the Master Lease; (C) terminations of the Master Lease with respect to specific REMIC Properties in accordance with Section 14(a) of the Master Lease; (D) substitutions of REMIC Properties subject to the Master Lease in accordance with Sections 11(a) and/or 14(d) of the Master Lease; (E) transactions involving outlots pursuant to Section 14(e) of the Master Lease; (F) transactions pursuant to Section 14(f) of the Master Lease; and (G) sales of REMIC Properties pursuant to Section 16 of the Master Lease; provided that (x) the aggregate value of REMIC Properties sold pursuant to Section 3.05(c)(2)(C), together with the aggregate value of properties sold pursuant to Section 3.05(c)(2)(G), shall not exceed $25 million in any calendar year determined solely by reference to the Closing Date Values (provided that any unused portion thereof with respect to any calendar year may be carried forward to any subsequent calendar year), (y) no substitution of any REMIC Property pursuant to Section 3.05(c)(2)(D) (or otherwise, if any) may occur unless (i) such REMIC Property is substituted for other real property of equal or greater value (determined solely by reference to appraisals effective on or about the date of each such substitution performed at the sole cost of the Sears Parties) which become collateral for Mortgage Loans which back the REMIC Certificates in accordance with the terms of the REMIC Transactional Documents, and (ii) at or before the time of such substitution, the RE Subsidiary making such substitution delivers to the Custodian or, if prior to the appointment of the Custodian, PBGC’s designated agent, to hold on behalf of PBGC pursuant to the Escrow Arrangements, an executed signature page for a PBGC Mortgage and such other PBGC RE Perfection Documents with respect to the newly acquired REMIC Property as would have been required if such newly acquired REMIC Property had been a REMIC Property on the Closing Date, and (z) notwithstanding anything herein to the contrary, no sales by the RE Subsidiaries or Depositor of REMIC Properties (as distinguished from, and not including, movement of parts, subleases, substitutions of REMIC Properties, outlots, or Pledges) may occur unless such sales are either RE Subsidiaries Permitted Transfers or expressly permitted under Sections 3.05(c)(2)(C) or 3.05(c)(2)(G);~~

~~(3) permit Lessee to exercise any of its other rights under the Master Lease, except as expressly prohibited or limited in this Agreement.~~

~~(d) [Intentionally Omitted.]~~

~~(e) [Intentionally Omitted.]~~

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~~(f) Payments Under REMIC Certificates. Pay (i) third-party servicer and trustee fees in relation to the REMIC Certificates and (ii) principal and interest on the REMIC Certificates in accordance with the Pooling and Servicing Agreement.~~

~~(g) REMIC Cash Circulation. So long as a Springing Lien Event has not occurred, Transfer or Distribute cash or cash equivalents, but not REMIC Properties, to the Company or any of its Subsidiaries, but only in a manner generally consistent with the regular cash flow circulation processes employed by the applicable Sears Parties in their Ordinary Course of Business.~~

~~(h) Liens.~~

~~(1) incur (A) ordinary course or involuntary liens and encumbrances, including, without limitation, liens securing real estate taxes (which shall be timely extinguished in the Ordinary Course of Business), zoning restrictions, and easements; (B) liens arising under the REMIC Transactional Documents; and (C) liens and encumbrances permitted by the REMIC Transactional Documents; and~~

~~(2) permit to exist any liens and encumbrances existing on the Closing Date (such existing liens and encumbrances, the “REMIC Existing Liens”).~~

~~(i) Sales Coupled with Contribution. Sell or transfer REMIC Properties to third-party buyers on arms’-length terms, with the sale proceeds (after deducting all reasonable and documented expenses of such sale) being immediately deposited into the Distribution Account (as defined in the Pooling and Servicing Agreement) and distributed to the Depositor, as Holder, in accordance with Section 5.01 of the Pooling and Servicing Agreement and Section 3.01 hereof; provided, however, that the Depositor shall immediately after each such deposit contribute such cash proceeds to either or both of the Pension Plans on behalf of the Company (such allocation between the Pension Plans to be determined by the Company in its sole discretion) (a “Sale Contribution”), which Sale Contribution to any Pension Plan shall not reduce or count against the minimum required contribution under 26 U.S.C. § 430 for the plan year for which such Sale Contribution is made to such Pension Plan; provided that the Company shall not at any time elect under 26 U.S.C. § 430(f)(6)(B) to create or to increase any prefunding balance (as defined in 26 U.S.C. § 430(f)(6)) of either Pension Plan by using all or part of any Sale Contribution, or all or any portion of any excess described in 26 U.S.C. § 430(f)(6)(B) that is directly or indirectly attributable to any Sale Contribution (it being understood that such election prohibition is continuing and will survive termination of this Agreement).~~

3.06. ~~Additional REMIC Covenants.~~[Intentionally Omitted.]

~~(a) Lessee covenants to PBGC and agrees that it shall continue to pay all amounts as and when due under the Master Lease and all Site Leases (as defined in the Master Lease) entered into pursuant thereto, subject to any applicable grace periods, with respect to the REMIC Properties and the Mortgage Loans.~~

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~~(b) Each of the RE Subsidiaries and the Depositor covenants to PBGC and agrees that it shall at all times remain liable for its obligations to PBGC under ERISA and any other applicable law irrespective of whether any direct or indirect Transfer, Pledge or Distribution of the equity or other ownership interests in any RE Subsidiary or the Depositor occurs. With respect to each such Sears Party, such continuing liability hereunder shall survive any such Transfer, Pledge or Distribution as if such Sears Party thereafter remained a member of the Company’s Controlled Group.~~

~~(c) Each Sears Party covenants to PBGC and agrees that it shall not cause or allow, and that there will not be, (A) any direct or indirect Transfer or Distribution, or (B) any Pledge, in each case, of the equity or other ownership interests of any RE Subsidiary or the Depositor to any Person other than the Company or any of its Subsidiaries and in any such case, only if (y) such equity or other ownership interests are (or will be) owned by the Company or a Subsidiary organized under the laws of and domiciled in any state of the United States of America or the District of Columbia, and (z) upon giving effect to such Transfer, Distribution, or Pledge, all RE Subsidiaries and the Depositor will remain members of the Company’s Controlled Group.~~

~~(d) Each Sears Party covenants to PBGC and agrees that in the event that it is required to (or otherwise) deliver(s) a schedule of liens and encumbrances pertaining to any REMIC Property to any third party, it shall deliver such schedule (including updates) to PBGC promptly following delivery to the applicable third party.~~

3.07. ~~Transaction Documents Control. In the event that any action or matter is expressly prohibited or limited in any Transaction Document, but is permitted or less limited under the REMIC Transactional Documents, such Transaction Document shall control.~~[Intentionally Omitted.]

3.08. Sears Re Claims. ~~Each of the Depositor, the RE Subsidiaries and the~~The IP Subsidiary shall not become obligated to Sears Re except to the extent of obligations arising under the IP Notes, the IP Notes Indenture or any agreements or other documents related thereto; provided however that if any inadvertent or involuntary obligation that would have constituted a Prohibited Sears Re Obligation if in existence on the Closing Date arises after the Closing Date, it shall not constitute a breach of this Section 3.08 if the Company causes such obligation to be discharged or subordinated in right of payment to those obligations owed to PBGC as set forth in the Subordination Agreement promptly, but in any event within ten (10) Business Days after, such obligation is discovered by the Company. Promptly, but in no event greater than five (5) Business Days after PBGC’s written request (such requests not to be made more frequently than quarterly), the Company shall either certify to PBGC that no Prohibited Sears Re Obligations exist to the best knowledge of the Company (whether arising before, on, or after the Closing Date, and whether arising intentionally, inadvertently, or involuntarily) or disclose all Prohibited Sears Re Obligations then existing to the best knowledge of the Company.

3.09. Discovery of Prohibited Sears Re Obligation. Promptly, but in any event within five (5) Business Days after any discovery by the Company of any Prohibited Sears Re Obligation (whether arising prior to the Closing Date or thereafter), the Company shall provide notice of such discovery to PBGC.

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ARTICLE IV

PLAN PROTECTION TRANSACTION: IP ASSETS

4.01. Covenants Regarding Replacement. Each of the Company and the Member hereby covenants to PBGC and agrees that it will not seek to remove the existing IP Independent Manager or appoint any successor IP Independent Manager unless the existing IP Independent Manager is promptly replaced by a successor IP Independent Manager set forth on Exhibit 17 hereto or otherwise expressly approved in advance in writing by PBGC. Each of the Company and the Member hereby further covenants to PBGC and agrees that the IP Independent Manager shall be the sole Independent Manager (as such term is defined in the Limited Liability Company Operating Agreement of KCD IP, LLC, as in effect on the Closing Date). The Parties agree that a termination by CSC of the CSC Service Agreement for the IP Independent Manager shall not constitute a breach of this Section 4.01 by the Company or the Member so long as a successor IP Independent Manager is promptly appointed in accordance with this Section 4.01.

4.02. Limitations Upon Voting. Any IP Independent Manager shall be entitled to vote solely on:

(a) the authorization of IP Subsidiary to enter into the Agreement or any other Transaction Document;

(b) the commencement of a Voluntary Bankruptcy Event or a Transfer, Pledge, or Distribution of all or substantially all of the assets of the IP Subsidiary;

(c) any amendment to the organizational documents of the IP Subsidiary; and

(d) any action which, in the IP Independent Manager’s reasonable judgment, may impair the bankruptcy remoteness of the IP Subsidiary in any material respect, or would otherwise be in violation of any provision set forth in any Transaction Document.

4.03. Insurance Coverage. All IP Independent Managers shall (i) receive coverage from the applicable directors’ and officers’ liability policies of insurance; and (ii) be paid and receive all other benefits at the same level and amount as the other managers of the IP Subsidiary, at the IP Subsidiary’s sole expense.

4.04. IP Covenants.

(a) The Company covenants to PBGC and agrees that it shall not permit the IP Subsidiary to, and the IP Subsidiary covenants to PBGC and agrees (as an independent covenant and solely to the extent that such agreement by the IP Subsidiary does not impair the rights of the holder of the IP Notes thereunder or materially impair the marketability of the IP Notes) that it shall not:

(1) Transfer or Distribute any Designated Assets;

(2) amend in any manner that is materially adverse to the interests of PBGC (i) the organizational documents of the IP Subsidiary (it being understood that, without limitation, any amendments to the sections of the organizational documents identified in Exhibit 25 would be materially adverse to PBGC, and are therefore prohibited) or (ii) the IP Notes Indenture (this Section 4.04(a)(2), the “Indenture Amendment Covenant”);

Agreement – Page 26

(3) Pledge any Designated Assets;

(4) institute or consent to the institution of (including, without limitation, by failing to timely defend against) bankruptcy or insolvency proceedings in respect to the IP Subsidiary, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the IP Subsidiary or any substantial part of its assets, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of such action;

(5) incur, assume or guaranty any Indebtedness;

(6) make any expenditure (by long-term or operating lease or otherwise) for any capital assets (either realty or personalty);

(7) merge, dissolve, liquidate or consolidate with or into any other entity or engage in any other business combination with any other entity;

(8) (A) change its name or organizational identification number (if applicable), or conduct its business operations under any fictitious business name or trade name, (B) change its type of organization, jurisdiction of organization, or other legal structure except as otherwise expressly permitted hereunder or (C) change its chief executive office, in each case unless the IP Subsidiary promptly (and, in any event, within thirty (30) calendar days following such change) notifies PBGC of such change;

(9) form any subsidiaries; or

(10) take any action in violation of or not authorized under the organizational documents of the IP Subsidiary.

(b) The Company covenants to PBGC and agrees that the Company and its Subsidiaries shall continue to pay all royalties as and when due (subject to any applicable grace periods) with respect to the IP Assets and the IP Notes.

(c) The Company and, as an independent covenant of the IP Subsidiary and solely to the extent that such agreement by the IP Subsidiary does not impair the rights of the holder of the IP Notes thereunder or materially impair the marketability of the IP Notes, the IP Subsidiary covenant to PBGC and agree that in the event that the Company or any of its Subsidiaries, including the IP Subsidiary, is required to deliver (or otherwise delivers) a schedule of liens and encumbrances pertaining to any property owned by the IP Subsidiary to any third party, they shall deliver such schedule (including updates) to PBGC promptly following delivery to the applicable third party.

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(d) Each Sears Party covenants to PBGC and agrees that it shall not cause or allow, and that there shall not be, (A) any direct or indirect Transfer or Distribution or (B) any Pledge, in each case of any membership or other equity interests in the IP Subsidiary to any Person other than the Company or any of its Subsidiaries (other than the Limited License) and in any such case, only if (y) such interests are (or will) be owned by the Company or a Subsidiary organized under the laws of and domiciled in any state of the United States of America or the District of Columbia, and (z) upon giving effect to such Transfer, Distribution, or Pledge, the IP Subsidiary will remain a member of the Company’s Controlled Group.

(e) The records concerning the IP Assets are and shall be kept at the address shown in Exhibit 10-A as the chief executive office of IP Subsidiary or at the offices of applicable outside counsel.

(f) The Company and the IP Subsidiary covenant to PBGC and agree that the IP Subsidiary shall deliver to PBGC a written update to Exhibit 10-B (i) immediately upon the occurrence of a Springing Lien Event and (ii) from and after the Closing Date, promptly after the IP Subsidiary’s acquisition or disposition of any IP Asset that, either individually or in the aggregate, is material to the business of any Sears Party; provided that, in the case of the disposition of any IP Asset, the IP Subsidiary shall deliver to PBGC the written update to Exhibit 10-B no later than ten (10) Business Days after the IP Subsidiary’s disposition of such IP Asset.

4.05. IP Covenant Carve-outs.

(a) Notwithstanding anything to the contrary set forth in Section 4.04(a)(1) of this Agreement, the IP Subsidiary shall be permitted to:

(1) make payments in respect of the IP Notes or as required by the IP Notes Indenture;

(2) Transfer or Distribute the IP Assets to the extent that such Transfer or Distribution either:

(A) is permitted by the IP Notes Indenture and is otherwise undertaken for fair market value and in its Ordinary Course of Business; or

(B) is a Transfer or Distribution following the occurrence of a default under the IP Notes Indenture, with the net proceeds thereof being first applied to the IP Notes and after payment in full of such IP Notes and the other obligations under the IP Notes Indenture, such remaining proceeds (being Designated Assets) subject to the Springing Lien and thereafter to be applied to the PBGC UBL Claims (or, in the event that the PBGC UBL Claims are then contingent, unliquidated and/or unmatured, transferred within five (5) Business Days to, and held by, PBGC or its designated agent for the benefit of PBGC in express trust or escrow (as applicable) until such time as the PBGC UBL Claims are fully liquidated and after application, such amount (if any) in excess of that required to pay the PBGC UBL Claims in full (provided such PBGC UBL Claims have not become unenforceable by reason of a lapse of time) shall be remitted to the Company or its appropriate Subsidiary as directed by the Company), or as otherwise required by law; and

Agreement – Page 28

(3) so long as a Springing Lien Event has not occurred, Transfer or Distribute cash or cash equivalents (even if constituting Designated Assets of the IP Subsidiary) to the Company or any of its Subsidiaries in a manner generally consistent with the regular cash flow circulation processes employed by the Sears Parties in the Ordinary Course of Business, including without limitation by:

(A) maintaining loans (as lender) from the initial proceeds from the issuance of the IP Notes;

(B) making loans (as lender) to any Affiliate out of payments from the licenses constituting IP Assets;

(C) canceling, amending, modifying or refinancing any such loans; or

(D) making distribution of amounts received by the IP Subsidiary under the waterfall provisions of the IP Notes Indenture.

(b) The covenants and restrictions in Section 4.04(a)(3) shall not apply to:

(1) the IP Note Liens;

(2) liens granted in the IP Subsidiary’s Ordinary Course of Business to licensees and qualified sub-licensees under the applicable licenses and sublicenses;

(3) licenses and sublicenses of IP Assets on arms’-length terms and otherwise in the IP Subsidiary’s Ordinary Course of Business; provided that long-term licenses or sub-licenses providing only upfront (as opposed to regular and periodic) royalty payments shall not be permitted unless the IP Subsidiary (A) promptly reports such transaction(s) to PBGC and (B) retains (and does not Distribute, Transfer, or unless expressly permitted by this Section 4.05(b), Pledge (except as required by the IP Notes Indenture) such upfront royalty payments or proceeds thereof;

(4) any rights to the Limited License granted pursuant to Section 1.12 of the IP Notes Indenture;

(5) ordinary course or involuntary liens and encumbrances;

(6) liens and other encumbrances existing at the Closing Date (the “IP Existing Liens”);

Agreement – Page 29

(7) Permitted Liens (as such term is defined in the IP Notes Indenture); and

(8) continuations or substitutions of the foregoing with substantially equivalent liens or encumbrances.

(c) The covenants and restrictions in Section 4.04(a)(5) shall not apply to:

(1) the IP Notes;

(2) other liabilities arising under the IP Notes Indenture (as in effect as of the Closing Date) and the Transaction Documents (in this instance only, as that term is defined in the IP Notes Indenture~~, but~~ as in effect as of the Closing Date, and with respect to each ~~of~~ such Transaction ~~Documents and the IP Notes Indenture~~Document only as in effect as of the Closing Date); and

(3) liabilities of the IP Subsidiary incurred in its Ordinary Course of Business (and then, only to the extent permitted under the IP Notes Indenture).

ARTICLE V

ENFORCEMENT

5.01. Specific Performance. Each Party acknowledges and agrees that money damages may not be an adequate remedy for any breach or threatened breach of any Transaction Document. In addition to any and all other remedies that the Parties may have, the Parties shall each be entitled to specific performance as a remedy for breach of any covenant, undertaking or other agreement set forth in any Transaction Document and PBGC, the Company and all Subsidiaries shall be deemed to have consented to specific performance in respect of any such violation and to have waived any objection to the granting of such relief (provided that such Party is found to have been in violation of any provision of any Transaction Document), to the greatest extent permitted by law; provided, however, that upon the occurrence of a Material Transaction (as defined below), PBGC may not rely on this Section 5.01 in order to seek to enjoin or otherwise prevent such Material Transaction, it being recognized that PBGC’s sole remedy under the Transaction Documents with respect to such Material Transaction is as set forth in Section 7.04 hereof; provided further, however, that nothing in the immediately preceding proviso will in any way impair or abrogate any rights or remedies of PBGC arising under ERISA or any other source other than the Transaction Documents, including, without limitation, to seek to enjoin or otherwise prevent such Material Transaction to the extent it may otherwise do so by operation of law, statute, regulation, or otherwise.

5.02. Violative Actions Void Ab Initio. Any transactions or other actions in breach of any covenant, undertaking or other agreement set forth in this Agreement or any other Transaction Document shall be, ab initio, null, void and of no force or effect.

Agreement – Page 30

5.03. Additional Contribution. Subject to Section 5.04, the Company agrees that it shall, within five (5) Business Days after entry of a Final Injunction Order, make a contribution of cash, cash equivalents, or liquid, marketable, and publicly-traded securities (but in the case of cash equivalents or such securities, only to any extent permitted by ERISA and any other applicable law) to the Pension Plan (an “Additional Contribution”) in an amount equal to (or with a value of) $100 million; provided, however, that upon the occurrence of a Material Transaction (as defined below), PBGC may not rely on this Section 5.03 or Section 5.04 in order to seek an Additional Contribution as a result of such Material Transaction, it being recognized that PBGC’s sole remedy under the Transaction Documents with respect to such Material Transaction is as set forth in Section 7.04 hereof; provided further, however, that nothing in the immediately preceding proviso will in any way impair or abrogate any rights and remedies of PBGC arising under ERISA or any other source other than the Transaction Documents, including, without limitation, to seek to enjoin or otherwise prevent such Material Transaction to the extent it may otherwise do so by operation of law, statute, regulation, or otherwise. The Additional Contribution shall be in addition to the minimum required contribution under 26 U.S.C. § 430 for the plan year for which the Additional Contribution is made.

5.04. Additional Contribution Liability. The Company shall be required to make the Additional Contribution in accordance with Section 5.03 only if the Company or any of its Subsidiaries, takes, or attempts to take, any action (either, a “Breaching Action”) which:

(a) is or would be in breach of the Agreement or any other Transaction Document, and the Company does not, within ten (10) Business Days following delivery of notice of such Breaching Action by PBGC to the Company or any other Sears Party either: (1) cure such breach, provided however that (A) for the purposes of this Section 5.04 only, PBGC shall not assert that such breach is incurable (but may contest the sufficiency of any cure asserted by the Company), and (B) nothing in the Agreement limits or otherwise impairs PBGC’s rights to assert that any such breach is incurable for purposes of any other provision (or any other remedy available for the breach of such a provision) of this Agreement or any other Transaction Document, or (2) provides written notice to PBGC that it will not (and, in fact it does not) take such Breaching Action. For the purposes of providing notice to any Sears Party (other than the Company) under this Section 5.04, PBGC shall direct any such notice to such Sears Party in care of the Company, Attention: General Counsel. Subject to the immediately preceding sentence, PBGC, in its sole discretion, may provide any notice under this Section 5.04 to any Sears Party, regardless of which Sears Party or Subsidiary has taken or attempted to take the Breaching Action at issue;

(b) reduces or, if consummated, would reasonably be expected to reduce the aggregate value of the Designated Assets held by ~~the Depositor, the RE Subsidiaries and~~ the IP Subsidiary that may be realized by PBGC (whether as a result of a prohibited Transfer, Distribution or Pledge of any Designated Asset, reduction in the value of any Designated Asset or impairment of the bankruptcy remoteness or special purpose nature of ~~any of the Depositor, the RE Subsidiaries or~~ the IP Subsidiary, or otherwise) by at least $50 million; and

(c) is enjoined by a permanent injunction (after reasonable notice to and an opportunity to be heard by the Company) set forth in a Final and Non-Appealable Order or is determined in a Final and Non-Appealable Order to constitute a breach of this Agreement or such other Transaction Document (a “Final Injunction Order”).

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5.05. Non-Exclusivity of Additional Contribution Liability. Nothing set forth in Sections 5.03 and 5.04, including, without limitation, payment of the Additional Contribution, will:

(a) relieve any Sears Party from, or otherwise mitigate, its obligation to fully comply with the Final Injunction Order (including, without limitation, any obligation to pay damages to PBGC or the Pension Plan);

(b) constitute a waiver by PBGC, or cure of, any breach under this Agreement or any other Transaction Document; or

(c) in any way impair, waive, or abrogate any of PBGC’s remedies under this Agreement, any other Transaction Document (including the right hereunder to cease Forbearance as provided herein) or applicable law, other than the occurrence of a Springing Lien Event arising from the requirement to make an Additional Contribution.

5.06. Prefunding Balance Limitation. The Company shall not at any time elect under 26 U.S.C. § 430(f)(6)(B) to create or to increase any prefunding balance (as defined in 26 U.S.C. § 430(f)(6)) of the Pension Plan by using all or part of any Additional Contribution, or all or any portion of any excess described in 26 U.S.C. § 430(f)(6)(B) that is directly or indirectly attributable to any Additional Contribution. Such election prohibition is continuing and will survive termination of this Agreement.

ARTICLE VI

SPRINGING LIEN

6.01. Springing Lien Events. Each of the following shall constitute a “Springing Lien Event”:

(a) a Voluntary Bankruptcy Event or an Involuntary Bankruptcy Event;

(b) a failure by the Company or any of its Subsidiaries to timely make any quarterly installment or other legally required Pension Plan contribution or any Additional Contribution;

(c) other than pursuant to the Limited License, entry into an agreement by the Company or any Subsidiary providing for (i) the direct or indirect Distribution or Transfer or (ii) the Pledge, in each case of any ownership interest in the ~~Depositor, any RE Subsidiary or the~~ IP Subsidiary, by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries without the ~~Depositor, such RE Subsidiary, or the~~ IP Subsidiary~~, as applicable,~~ remaining liable for its obligations to PBGC;

(d) the initiation by the “plan administrator” (as defined in 29 C.F.R. § 4001.2) of any Pension Plan (the “Plan Administrator”) of a distress termination of any Pension Plan under ERISA Section 4041(c);

(e) entry by a court of competent jurisdiction of a decree under ERISA Section 4042(c)(1) adjudicating that any Pension Plan is terminated; ~~or~~

Agreement – Page 32

(f) agreement between PBGC and the Plan Administrator that any Pension Plan is terminated; or

(g) the Company’s failure to timely make the Company Cash Contribution(s) (as defined in the REMIC Amendment), as and when required by the REMIC Amendment.

6.02. Springing Lien. Upon and continuing after the occurrence of any Springing Lien Event, ~~each of the Depositor, the RE Subsidiaries and~~ the IP Subsidiary hereby agrees that it will automatically be deemed to have granted to PBGC, on the date of such occurrence and without further action of any Party or other Person, as security for the Secured Obligations, a lien on and security interest in (the “Springing Lien”) the following:

(a) ~~the REMIC Certificates;~~[intentionally omitted;]

(b) ~~the REMIC Properties;~~[intentionally omitted;]

(c) subject to the terms of Section 6.03, the IP Assets; and

(d) all proceeds (but with respect to proceeds of IP Assets, subject to the terms of Section 6.03) in any form and whenever arising (whether arising before, upon, or after such Springing Lien Event), of any of the foregoing set forth in Sections 6.02(a)-(c), including proceeds of proceeds (collectively with the assets described in Sections 6.02(a)-(c), the “Designated Assets”).

6.03. IP Springing Lien Conditions. If the grant of the Springing Lien respecting the IP Assets (and all proceeds thereof) would constitute a default under the IP Notes Indenture as of the Closing Date, then the Springing Lien as respecting the IP Assets (and all proceeds thereof) shall be of no force and effect until either:

(a) the IP Notes and all other obligations under the IP Notes Indenture have been paid in full (or the IP Notes and the IP Notes Indenture have otherwise been defeased or fully discharged); or

(b) the grant of the Springing Lien respecting the IP Assets (and all proceeds thereof) ceases to constitute a default under the IP Notes Indenture (together with Section 6.03(a), the “IP Springing Lien Conditions”).

6.04. Secured Obligations. Any Springing Lien arising under Sections 6.02 or 6.03 shall secure any and all claims (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, or undisputed) of PBGC for the “unfunded benefit liabilities” together with interest (the “UBL”) of the Pension Plans under ERISA Section 4062(b)(1)(A) (such claims, the “PBGC UBL Claims”) against the Company and each of its Subsidiaries (the “Secured Obligations”). For the avoidance of doubt, the Springing Lien shall consensually secure the PBGC UBL Claims in total, without regard to any rights of the Sears Parties or any other members of the Company’s Controlled Group to seek marshalling or similar remedies. Each Sears Party hereby waives any and all defenses based on marshalling, suretyship or impairment of collateral.

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6.05. Acknowledgement of Joint and Several Liability. Each Sears Party hereby acknowledges, in accordance with Exhibit 28, (a) that it is a member of the Company’s Controlled Group and (b) its joint and several contingent liability for the PBGC UBL Claims.

6.06. Reservation of Rights Regarding UBL Determination. Notwithstanding anything to the contrary in this Agreement, the Parties reserve all rights regarding the determination of UBL, or any determination made on a Termination Basis, including, but not limited to, the applicability, validity, interpretation, and application of PBGC regulations relating thereto.

6.07. Perfection of Security Interests.

(a) Escrow Arrangements. The Parties hereby agree to and herein adopt the escrow arrangements attached hereto as Exhibit 11 (the “Escrow Arrangements”) pursuant to which certain Collateral Documents (as defined in the Escrow Arrangments) are to be held in escrow on behalf of PBGC, which, inter alia, set forth and govern the Custodian’s rights, obligations, and authority with respect to the Designated Assets.

(b) ~~REMIC Certificates. Upon the occurrence of a Springing Lien Event and determined only at such time, the Springing Lien shall, with respect to the lien on the REMIC Certificates (and all proceeds thereof) be:~~[Intentionally Omitted.]

~~(1) a valid, binding and enforceable lien on and security interest in such REMIC Certificates (and all proceeds thereof) senior to all other liens except for non-consensual liens which may prime by operation of statute (if any); and~~

~~(2) perfected (A) through physical possession of such REMIC Certificates by the Custodian, acting as PBGC’s designated agent, which are to be held in escrow in accordance with the Escrow Arrangements from and after the Closing Date until the occurrence of a Springing Lien Event; and/or (B) by filing and recordation of the appropriate PBGC RE Perfection Documents upon the occurrence of a Springing Lien Event.~~

(c) IP Assets. Upon the occurrence of a Springing Lien Event and determined only at such time, the Springing Lien shall, with respect to the lien on the Designated Assets consisting of the IP Assets (and all proceeds thereof), be, subject to and conditioned upon the satisfaction of at least one of the IP Springing Lien Conditions:

(1) a valid, binding and enforceable lien on and security interest in such IP assets (and all proceeds thereof) senior to all other liens (A) except for the IP Note Liens and non-consensual liens which may prime by operation of statute (if any) and (B) subject to the Limited License; and

(2) perfected by filing and recordation of the appropriate PBGC IP Perfection Documents upon the occurrence of a Springing Lien Event.

(d) ~~Real Property. Upon the occurrence of a Springing Lien Event and determined only at such time, the Springing Lien shall, with respect to the lien on the Designated Assets consisting of the REMIC Properties (and all proceeds thereof) be:~~[Intentionally Omitted.]

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~~(1) a valid, binding and enforceable lien on and security interest in such REMIC Properties (and all proceeds thereof) senior to all other liens except for the REMIC Mortgages and non-consensual liens which may prime by operation of statute (if any); and~~

~~(2) perfected by filing and recordation of the PBGC Mortgages (together with any state-specific conformations required as of the time of such filing and recordation upon the occurrence of a Springing Lien Event) and/or the PBGC RE Perfection Documents upon the occurrence of a Springing Lien Event.~~

(e) Authority to File. Upon the occurrence of a Springing Lien Event, PBGC may remove any of the ~~PBGC RE Perfection Documents,~~ PBGC IP Perfection Documents (subject to and conditioned upon the satisfaction of at least one of the IP Springing Lien Conditions)~~, and PBGC Mortgages (collectively, the “PBGC Perfection Documents”)~~ from escrow, file such PBGC IP Perfection Documents with applicable government entities, file applicable UCC-1 financing statements~~, negotiate, execute and record the PBGC Mortgages,~~ and take such other actions, in each case to the extent reasonably necessary to perfect the applicable Springing Lien and, to the extent in accordance with applicable law and not otherwise expressly restricted by this Agreement, Foreclose on the Designated Assets.

(f) Custodian Funds; Custodian Fees and Expenses. PBGC shall apply the Deposit solely to reimburse PBGC for its out-of-pocket costs and expenses incurred in connection with the execution, perfection and recordation of the PBGC IP Perfection Documents and other security interests related to the Springing Lien. Any unused portion of such Deposit shall be returned by the Custodian to the Company promptly following the termination of this Agreement. For the avoidance of doubt, the Deposit shall not be released by the Custodian to PBGC until PBGC asserts that a Springing Lien Event has occurred.

6.08. Rights of Foreclosure.

(a) When PBGC May Foreclose. Without any limitation to any other rights or remedies of whatever kind or nature PBGC may have (whether under the Transaction Documents, at law, in equity or otherwise), and notwithstanding anything herein to the contrary, PBGC may foreclose or otherwise enforce the Springing Lien on the Designated Assets (or any portion thereof) (any such foreclosure or other enforcement, a “Foreclosure”; to take any such action, to “Foreclose”) only:

(1) if the Plan Administrator initiates a distress termination of any Pension Plan under ERISA Section 4041(c); or

(2) upon satisfaction of the following conditions: (A) any Pension Plan is terminated, and (B) within five (5) Business Days after a written demand by PBGC to the Company (or to any other Sears Party, if the Company is a debtor in bankruptcy at the time of any such demand) (the “PBGC Demand Letter”, which shall include the UBL Documentation), PBGC does not receive payment for the full amount of the PBGC UBL Claims demanded in the PBGC Demand Letter. PBGC’s reasonable estimate of the PBGC UBL Claims shall suffice for purposes of such demand and PBGC Demand Letter.

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(b) Contingent UBL Claims. If, at the conclusion of any Foreclosure instituted in accordance with Section 6.08(a), the PBGC UBL Claims are contingent, unliquidated or unmatured, then any proceeds of such Foreclosure shall (i) be held by PBGC or its designated agent for the benefit of PBGC in express trust or escrow (as applicable), and (ii) if invested, then invested as PBGC shall reasonably determine. Such funds shall be held or invested in accordance with the preceding sentence until such time as the PBGC UBL Claims are fixed, matured and fully liquidated, whereupon such funds may be applied to the PBGC UBL Claims. After application of such funds, such amount (if any) in excess of that required to pay the PBGC UBL Claims in full (provided such PBGC UBL Claims have not become unenforceable by reason of a lapse of time) shall be remitted to the owner(s) of the Designated Assets subjected to such Foreclosure or as otherwise required by law. If the amount of the PBGC UBL Claims is ultimately determined by Final and Non-Appealable Order (unless otherwise agreed by PBGC in writing) to be less than PBGC’s reasonable estimate as set forth above, any amounts paid in respect of the PBGC UBL Claims that are in excess of the amount so determined shall be promptly turned over to the owner(s) of the Designated Assets subjected to the Foreclosure or disposed of as otherwise required by law, together with, to the extent permitted by applicable law, interest and earnings (in either case, if any) on the trust or escrow account.

6.09. ERISA Lien. Notwithstanding anything herein to the contrary, the Springing Lien shall not be subject to the collective net worth limit applicable to a statutory lien under ERISA Section 4068 (the “ERISA Lien”). Nothing herein in any way limits PBGC’s rights, if any, to an ERISA Lien. However, any amount PBGC collects pursuant to an ERISA Lien from ~~any of the RE Subsidiaries, the Depositor or~~ the IP Subsidiary shall serve to reduce the amount owed by ~~such RE Subsidiary, the Depositor or~~ the IP Subsidiary~~, as applicable,~~ for the PBGC UBL Claims that would otherwise be secured by the Springing Lien; provided that no amounts collected hereunder, or under any other Transaction Document, pursuant to an ERISA Lien, or otherwise, from any Sears Party will reduce the PBGC UBL Claims or the amount of the Springing Lien therefor against any other of the foregoing Persons until PBGC has received a single full satisfaction of such claim.

6.10. Non-Exclusivity of Rights and Remedies. Except as otherwise expressly agreed to herein, nothing in this Agreement or any other Transaction Document limits or otherwise impairs PBGC’s or any Pension Plan’s rights and remedies, whether by statute, contract, at law, in equity or otherwise.

6.11. Credit Facility. The Springing Lien shall not extend to such rights with respect to the IP Assets as are reasonably necessary to permit the lenders, holders or collateral agents under the Credit Facility or the Secured Notes to enforce their rights and remedies under the documents governing such indebtedness with respect to the collateral securing such indebtedness; provided however that such limitation to the Springing Lien shall apply only to the extent required by the terms of such indebtedness: (i) as currently in effect, or (ii) as set forth in any amendment, supplement, modification, refinancing or replacement thereof, but only to the extent that the scope of such Springing Lien limitation is not expanded beyond that in effect as of the Closing Date.

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6.12. Termination of Springing Lien. Any Springing Lien shall remain in existence until such time as (i) the PBGC UBL Claims are paid in full, or become unenforceable by reason of lapse of time or (ii) otherwise terminated in accordance with this Agreement.

ARTICLE VII

PBGC COMMITMENT

7.01. [Intentionally Omitted.]

7.02. Forbearance. Except as provided in Sections 7.03 and 7.04, PBGC shall forbear from initiating any involuntary termination of any Pension Plan pursuant to ERISA Section 4042 (the “Forbearance”; to “Forbear”).

7.03. Forbearance Inapplicable to Compulsory Involuntary Termination. Notwithstanding Section 7.02, the Forbearance does not limit PBGC’s right to initiate and complete an involuntary termination of any Pension Plan that is based solely on PBGC’s determination (in accordance with then-applicable legal standards) that (a) ~~any~~such Pension Plan “does not have assets available to pay benefits which are currently due under the terms of the plan” within the meaning of ERISA Section 4042(a) and (b) PBGC is therefore required to initiate termination proceedings with respect to such Pension Plan pursuant to ERISA Section 4042(a).

7.04. Forbearance Termination. PBGC shall not be required to Forbear if, after the Closing Date either (a) a Forbearance Termination Event occurs that is continuing and has not been cured at the time of PBGC’s issuance of a notice of determination under 29 U.S.C. § 1342(a) that it is instituting proceedings to terminate ~~the~~any Pension Plan or (b) the Company or any of its Subsidiaries enters into an agreement providing for a Material Transaction.

7.05. UBL Documentation. If at any time PBGC determines that a Forbearance Termination Event has occurred pursuant to Section 7.06(a)(3) below, PBGC shall provide the Company with the UBL Documentation no less than five (5) Business Days prior to issuing any notice of determination that a Pension Plan should be terminated except in connection with any involuntary termination described in Section 7.03. During such five (5) Business Day period, PBGC shall, if requested by the Company in writing, meet and confer with the Company (including for either Party, its selected advisors) and address, in good faith, any issues or questions that the Company may, in good faith, have with respect to the UBL Documentation. Except as specified in the immediately preceding two sentences, neither PBGC’s provision of the UBL Documentation to the Company nor the Company’s review thereof or response thereto or to such determination will prevent or delay PBGC from pursuing any and all remedies hereunder, under any other Transaction Document, or under applicable law.

7.06. Forbearance-Related Definitions.

(a) Forbearance Termination Event. A “Forbearance Termination Event” means:

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(1) the occurrence of any Springing Lien Event (it being understood that the occurrence of a Springing Lien Event is not subject to cure);

(2) an event of default under any third-party debt issued by the Company or any Material Subsidiary with an aggregate outstanding principal amount in excess of $350 million, which event of default (A) results in the acceleration of the maturity date of such debt; or (B) arises from non-payment upon the expiry of such debt’s term and, in either case, such debt remains outstanding for a period of five (5) calendar days following such acceleration or non-payment;

(3) both (A) the Company’s Market Capitalization is less than $1.0 billion on a fully-diluted basis, determined at market close; and (B) either (1) the UBL of the Pension Plans exceeds $625 million in the aggregate (disregarding any overfunding on a Termination Basis of either Pension Plan); or (2) both (x) the Pension Plans in the aggregate are less than 80% funded on a Termination Basis (disregarding any overfunding on a Termination Basis of either Pension Plan) and (y) the UBL of the Pension Plans in the aggregate is greater than $250 million (disregarding any overfunding on a Termination basis of either Pension Plan); or

(4) any breach by the Company or any of its Subsidiaries of any applicable representation, warranty, covenant, undertaking or agreement set forth in this Agreement or any other Transaction Document applicable to such entity that (A) PBGC concludes, in its reasonable discretion, constitutes a material breach (determined by reference to the extent which such breach, individually or when aggregated with all other such breaches, reduces the aggregate value of the Designated Assets held by ~~the Depositor, the RE Subsidiaries and~~ the IP Subsidiary that may be realized by PBGC (whether as a result of a prohibited Transfer, Distribution or Pledge of any Designated Asset, reduction in the value of any Designated Asset or impairment of the bankruptcy remoteness or special purpose nature of ~~any of the Depositor, the RE Subsidiaries or~~ the IP Subsidiary, or otherwise)), and (B) if a curable breach, is not cured within three (3) Business Days after notice of such breach has been delivered by PBGC to either the Company, or any other Sears Party. For the avoidance of doubt, Springing Lien Events are not curable. For the purposes of providing notice to any Sears Party (other than the Company) under this Section 7.06(a)(4), PBGC shall direct any such notice to such Sears Party in care of the Company, Attention: General Counsel. Subject to the immediately preceding sentence, PBGC, in its sole discretion, may provide any notice under this Section 7.06(a)(4) to any Sears Party, regardless of which Sears Party or Subsidiary is in breach.

(b) Material Transaction. A “Material Transaction” means any of the following:

(1) subject to Section 7.06(c), if the Company’s Market Capitalization is equal to or greater than $1.5 billion, asset dispositions (other than dispositions of equity interests of Subsidiaries, which are addressed in Section 7.06(b)(3)) that are not either (A) fair and reasonable, or (B) the result of an arm’s-length transaction;

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(2) subject to Section 7.06(c), if the Company’s Market Capitalization is less than $1.5 billion, asset dispositions (other than dispositions of equity interests of Subsidiaries, which are addressed in Section 7.06(b)(3)) that are not both: (A) on terms that are either (1) fair and reasonable or (2) the result of an arm’s length transaction; and (B) having a total value not in excess of $600 million, as calculated from and after the most recent date on which the Company’s Market Capitalization fell below such threshold (but excluding transactions required under agreements entered into prior to such date);

(3) irrespective of the Company’s Market Capitalization, and subject to Section 7.06(c), the disposition of equity or other ownership interests of any Subsidiary (including without limitation by means of a rights offering) with total value in excess of $500 million;

(4) irrespective of the Company’s Market Capitalization, and subject to Section 7.06(c), spinoffs, dividends or share repurchases with a total value in excess of $250 million; or

(5) new financing to or a sale-leaseback by, the Company or any of its Subsidiaries (including, without limitation, any sale-leaseback of real property or REIT transaction) such that, immediately following such transaction, the amount of outstanding Indebtedness of the Company and its Subsidiaries (for this purpose, including, without limitation, commitments under revolving credit facilities and letter of credit commitment amounts, but (A) counting Primary Indebtedness only once even if more than one of the Company and its Subsidiaries are obligors thereunder and (B) not counting Third Party Indebtedness if the obligor under the related Primary Indebtedness is the Company or any of its Subsidiaries) exceeds the amount of outstanding Indebtedness of the Company and its Subsidiaries (for this purpose, including, without limitation, commitments under revolving credit facilities and letter of credit commitment amounts, but (y) counting Primary Indebtedness only once even if more than one of the Company and its Subsidiaries are obligors thereunder and (z) not counting Third Party Indebtedness if the obligor under the related Primary Indebtedness is the Company or any of its Subsidiaries) on July 1, 2015 by at least $1.0 billion.

(c) Material Transaction Carve-Out. Notwithstanding the definition in Section 7.06(b), the following transactions are not “Material Transactions” and shall not count against any cap calculation set forth in Section 7.06(b): (i) a disposition of inventory and/or other assets held for sale in the Ordinary Course of Business of the Company and its Subsidiaries; (ii) the REIT Transaction; provided however that no proceeds thereof may be used to effect a transaction as set forth in Section 7.06(b)(4) but without regard to the $250 million transaction cap amount set forth in such Section; and (iii) any transaction that is solely among the Company and/or any of its Subsidiaries.

(d) Material Transaction Cap Calculations.

(1) Any transaction cap amount under Section 7.06(b)(2) shall be calculated as the sum of all transactions in such section required under agreements entered into during any consecutive 12-month period.

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(2) Any transaction cap amounts under Sections 7.06(b)(3) and 7.06(b)(4) shall be calculated as the sum of all transactions in such section required under agreements entered into during any calendar year, with any unused amounts in any calendar year carried forward into the following calendar year at the Company’s sole discretion; provided that any unused amount with respect to a particular calendar year may not be carried forward to any calendar year other than the immediately following calendar year.

(e) “Material” for this Agreement Only. Qualification of a transaction as a “Material Transaction” for the limited purposes of this Agreement shall not constitute an admission by the Company or any of its Subsidiaries that such Material Transaction is material for any other purpose.

(f) Company’s Market Capitalization. The “Company’s Market Capitalization” means and shall be determined in the following order of priority as of the relevant date of determination:

(1) First, so long as the Specified Shareholders beneficially own or control, in the aggregate, no more than 88% of the total amount of outstanding fully-diluted shares of the Company’s common stock, the product of (A) the number of fully-diluted shares of the Company’s common stock then outstanding and (B) the closing price of a share of the Company’s common stock as of the end of the most recently ended trading day as reported by the Nasdaq Stock Market or such successor or other securities exchange on which the Company’s common stock may then be listed. The Company shall deliver to PBGC the Specified Shareholder common equity ownership totals (to the best of the Company’s knowledge) within three (3) Business Days of receipt of a written request by PBGC therefor;

(2) Second, if PBGC or the Company requests a determination of the Company’s Market Capitalization by written notice delivered to the other Party and the Specified Shareholders own or control more than 88% of the total amount of outstanding fully-diluted shares of the Company’s common stock, the product of (A) the number of fully-diluted shares of the Company’s common stock outstanding and (B) the then-current Average Quoted Price;

(3) Third, if (A) PBGC requests a determination of the Company’s Market Capitalization by written notice delivered to the Company, (B) the Specified Shareholders own or control more than 88% of the total amount of outstanding fully-diluted shares of the Company’s common stock, and (C) an Average Quoted Price cannot be promptly calculated (due to a lack of available quotes or otherwise) within three (3) Business Days after such request, then the Company’s Market Capitalization shall be deemed (for the purposes of this Agreement only) to be less than $1.0 billion on a fully-diluted basis unless the Company then has issuer ratings (A) by both S&P of CCC- or higher and Moody’s of Caa3 or higher, in which case the Company’s Market Capitalization shall be deemed to be greater than $1.0 billion but, except as specified in the next sub-clause (B), less than $1.5 billion or (B) by both S&P of CCC or higher and Moody’s of Caa2 or higher, in which case the Company’s Market Capitalization shall be deemed (for purposes of this Agreement only) to be greater than $1.5 billion, in each case until such time as a subsequent determination of the Company’s Market Capitalization is requested by either PBGC or the Company and determined in accordance with the procedures set forth herein.

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(4) If either S&P or Moody’s withdraws its rating or otherwise no longer rates the Company, then, in the circumstances contemplated by Section 7.06(f)(3), the Company’s Market Capitalization shall be deemed (for purposes of this Agreement only) to be less than $1.0 billion on a fully-diluted basis.

(5) The Company’s Market Capitalization as calculated under Sections 7.06(f)(3) and 7.06(f)(4) shall only be for the purposes of this Agreement.

(g) Average Quoted Price. The “Average Quoted Price” shall be determined from time-to-time, promptly following a request by PBGC or the Company, as follows: (i) the Company shall solicit and obtain a quoted price per share for a sale of 50,000 shares from each of five independent broker-dealers reasonably acceptable to each of PBGC and the Company; (ii) the highest and lowest price quotes will be eliminated; and (iii) the Average Quoted Price will be the arithmetic average of the remaining three quotes.

ARTICLE VIII

TERMINATION OF AGREEMENT

8.01. Termination. This Agreement and all other Transaction Documents shall terminate and shall be of no further effect, and any Springing Lien shall be released upon the earliest to occur of the following:

(a) Achievement of 85% Funding. The Pension Plans in the aggregate achieve an 85% funded level on a Termination Basis (disregarding any overfunding on a Termination Basis of either Pension Plan) as of the last day of two consecutive plan years of the Pension Plans; provided that the Company may, at any time, provide to PBGC a calculation of each Pension Plan’s funding percentage on a Termination Basis with supporting documentation, and request PBGC’s review thereof and, in such event, PBGC will promptly inform the Company in writing that it agrees or disagrees with any such calculation and, if it disagrees with any such calculation, will simultaneously provide the Company with the UBL Documentation relating to such disagreement and a written explanation of the bases upon which it disagrees. During the period five (5) Business Days after so providing such UBL Documentation and written explanation, PBGC shall, if requested by the Company in writing, meet and confer with the Company (including for either Party, its selected advisors) and address, in good faith, any issues or questions that the Company may, in good faith, have with respect to the UBL Documentation or such disagreement.

(b) Passage of Time. Five years after the earlier of (i) the Closing Date and (ii) November 3, 2015; provided that, if PBGC has commenced an enforcement action with respect to its rights hereunder or any other Transaction Document, this Agreement, the Transaction Documents, and any Springing Lien shall not terminate solely as a result of the lapse of time until such enforcement action is finally resolved.

(c) Standard Termination of Pension Plan. The Company completes a standard termination of each Pension Plan. Any such standard termination will be deemed completed for purposes of this Agreement upon the expiration of the Audit Period.

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ARTICLE IX

CLOSING

9.01. Closing Date. The closing of this Agreement (the “Closing”) shall occur upon the satisfaction (or written waiver in accordance with Section 11.06) of the Closing Conditions. The Closing shall take place at the offices of Locke Lord LLP, 701 8th Street, N.W., Suite 700, Washington, D.C. 20001, on March 18, 2016, at 10:00 a.m., Eastern Standard Time, or as otherwise mutually agreed to by the Parties (the “Closing Date”). In no event will there be an extension of the Closing Date unless agreed to by the Parties in writing.

9.02. Conditions to Closing. The obligations of the Parties are subject to the satisfaction (or written waiver in accordance with Section 11.06) of the following conditions (the “Closing Conditions”):

(a) Execution of this Agreement. Each of the Parties shall have executed and delivered to each other Party a counterpart to this Agreement.

(b) ~~Transfer of Regular Interest REMIC Certificates. Each Subsidiary of the Company that owns any regular interest REMIC Certificates (other than the Depositor) shall have transferred ownership of all such regular interest REMIC Certificates to the Depositor. The Depositor shall have delivered all such certificates, together with undated instruments of transfer, to the Custodian or PBGC’s designated agent, to be held in escrow on behalf of PBGC in accordance with the escrow arrangements (the “Escrow Arrangements”) attached hereto as Exhibit 11.~~[Intentionally Omitted.]

(c) ~~Delivery of PBGC RE Perfection Documents and Powers of Attorney. The Company, the Depositor, and the RE Subsidiaries shall have executed, and caused to be delivered to the Custodian or PBGC’s designated agent, to be held in escrow on behalf of PBGC in accordance with the Escrow Arrangements, the documents of perfection and the powers of attorney (collectively, the “PBGC RE Perfection Documents”) in the forms attached hereto as Exhibit 12.~~[Intentionally Omitted.]

(d) ~~Delivery of PBGC Mortgages and Signature Pages for All REMIC Properties. Each RE Subsidiary that owns, ground leases or sub-ground leases any REMIC Properties shall have with respect to each such REMIC Property delivered to the Custodian or PBGC’s designated agent, to be held in escrow on behalf of PBGC in accordance with the Escrow Arrangements, pre-executed signature pages with respect to such fee or leasehold mortgages or deeds of trust (collectively, the “PBGC Mortgages”) in the forms attached hereto as Exhibit 13 (subject to such modifications as PBGC may reasonably determine necessary to account for jurisdiction-specific requirements).~~ [Intentionally Omitted.]

(e) ~~Appointment of Independent Directors.~~[Intentionally Omitted.]

~~(1) The Lessee shall have appointed a Person identified on Exhibit 17 as each of the independent director of the Depositor (the “Depositor Independent Director”) and the independent director of SRC O.P. (the “SRC O.P. Independent Director”).~~

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~~(2) Each of the Independent Directors shall have executed and delivered (i) to the applicable Sears Party, a counterpart to the CSC Service Agreement for such Independent Director and (ii) to the Company, a counterpart to the applicable agreement limiting the matters on which such Independent Director may vote in the forms attached hereto as Exhibit 23.~~

(f) ~~Amendments to REMIC Organizational Documents. The Depositor and each of the relevant RE Subsidiaries, as applicable, shall have adopted the amended and restated organizational documents (the “Amended RE Organizational Documents”) attached hereto as Exhibit 16.~~[Intentionally Omitted.]

(g) ~~Issuance of REMIC Bring-Down Opinion. The Company shall have caused REMIC Counsel to provide to PBGC a bring-down opinion (the “RE Bring-Down Opinion”), in the form attached hereto as Exhibit 15.~~[Intentionally Omitted.]

(h) Delivery of PBGC IP Perfection Documents and Powers of Attorney. The Company and the IP Subsidiary shall have executed, and caused to be delivered to the Custodian or PBGC’s designated agent, to be held in escrow on behalf of PBGC in accordance with the Escrow Arrangements, the documents of perfection and the powers of attorney (the “PBGC IP Perfection Documents”) attached hereto as Exhibit 20.

(i) Instruction to Sears Re. The Company and SRe Holding Corporation each shall have executed the instruction letter attached hereto as Exhibit 29 (the “Sears Re Instruction Letter”), and shall have delivered the executed version of the Sears Re Instruction Letter to Sears Re, with a fully-executed copy to PBGC.

(j) The IP Independent Manager.

(1) The Member shall have appointed the Person identified on Exhibit 17 as the Independent Manager (as defined in the Limited Liability Company Operating Agreement of KCD IP, LLC, as in effect on the Closing Date) of the IP Subsidiary in accordance with the terms of the IP Subsidiary’s existing organizational documents (the “IP Independent Manager”), and

(2) The IP Subsidiary shall have caused an Issuer Order (as defined in the IP Notes Indenture) in the form attached hereto as Exhibit 22 to be given to the Trustee (as defined in the IP Notes Indenture) (it being understood that the IP Notes Indenture does not, in every instance, obligate the Trustee to adhere to the terms of any Issuer Order). The IP Subsidiary shall have delivered to PBGC a copy of such Issuer Order.

(3) The IP Independent Manager shall have executed and delivered (i) to the IP Subsidiary, a counterpart to the CSC Service Agreement for the IP Independent Manager; (ii) to the Company, a counterpart to the agreement limiting the matters on which the IP Independent Manager may vote; and (iii) to the IP Subsidiary, a counterpart to the Management Agreement, the forms of which are attached hereto as Exhibit 23.

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(k) Issuance of IP Bring-Down Opinion. The Company shall have caused IP Subsidiary Counsel to deliver a bring-down opinion (the “IP Bring-Down Opinion”), in the form attached hereto as Exhibit 15.

(l) Issuance of Pre-Closing Corporate Opinions. The Company shall have caused counsel reasonably acceptable to PBGC to deliver corporate opinions with respect to each of the Sears Parties substantially in the forms attached hereto as Exhibit 14.

(m) Subordination Agreement. Each of the Sears Parties, each of the Other Company Subsidiaries and PBGC shall have entered into the subordination agreement (the “Subordination Agreement”) attached hereto as Exhibit 21.

(n) Acknowledgment of Liability. Each of the Sears Parties shall have executed the acknowledgement of liability attached hereto as Exhibit 28.

(o) Deposit. The Company shall have deposited with the Custodian or PBGC’s designated agent, to be held in escrow on behalf of PBGC in accordance with the Escrow Arrangements, the sum of $250,000 (the “Deposit”) to cover all out-of-pocket costs and expenses of PBGC to be incurred in connection with the execution, perfection and recordation of the PBGC IP Perfection Documents and other security interests related to the Springing Lien.

(p) All Other Exhibits Attached Hereto. The Company shall have delivered to PBGC each other Exhibit not referenced above in this Section 9.02.

ARTICLE X

POST-CLOSING MONITORING

10.01. Company Notification Requirements. From and after the Closing Date, the Company shall, in addition to all other reporting requirements in this Agreement, all other Transaction Documents, or otherwise required by law, provide PBGC with:

(a) written notification within five (5) Business Days after any breach by any Sears Party of the terms of this Agreement or any other Transaction Document, including any representations and warranties herein or therein;

(b) (i) all quarterly asset statements for each Pension Plan within five (5) Business Days after the Company’s receipt thereof; and (ii) each Pension Plan’s Actuarial Valuation Report annually within five (5) Business Days after the earlier of (A) the last day of the ninth calendar month of the plan year and (B) the date on which such report is received by the Company;

(c) prompt written notification of any proposed or actual replacement of ~~either of the Independent Directors or~~ the IP Independent Manager; provided that (i) the Sears Parties shall not materially prevent or hinder PBGC from having the full right and opportunity to communicate with ~~each of the Independent Directors and~~ the IP Independent Manager on the matters with respect to which such ~~Independent Director or~~ IP Independent Manager is entitled to vote pursuant to the organizational documents of the applicable Sears Party and (ii) any post-Closing confidentiality agreement which ~~any of the Independent Directors or~~ the IP Independent Manager enters into with any Sears Party must expressly provide for PBGC’s right to fully and regularly communicate with the ~~Independent Directors and the~~ IP Independent Manager~~, as applicable~~;

Agreement – Page 44

(d) if the Company is no longer subject to public company reporting requirements, copies of any financial statements, including any management discussion and analysis statements, annual or quarterly reports, or any other materials that the Company provides to any lender holding Indebtedness with a principal amount in excess of $100 million, whether provided to such lender on the Company’s behalf or on behalf any other Sears Party;

(e) ~~at least ten (10) Business Days prior written notification of any proposed asset substitutions under Section 11(a) or Section 14(d) of the Master Lease, including the appraised values of the existing and replacement REMIC Properties;~~[intentionally omitted;]

(f) ~~written notification of any asset sale under Section 14(a) or Section 16 of the Master Lease with proceeds in excess of $200,000, including proceeds received, the most recent appraisal, the aggregate amount of such asset sales in such calendar year, and the aggregate amount of such asset sales post-Closing, promptly after each such asset sale;~~[intentionally omitted;]

(g) ~~any and all reporting materials provided to holders of the REMIC Certificates, including any materials required by the REMIC Transactional Documents, concurrently when such materials are provided to the holders of the REMIC Certificates;~~[intentionally omitted;]

(h) any and all reporting materials provided to holders of the IP Notes, including any materials required by the IP Notes Indenture, concurrently with the provision of such materials to the holders of the IP Notes;

(i) written notice of any Forbearance Termination Event within five (5) Business Days after its occurrence and within five (5) Business Days after any discontinuance thereof;

(j) written notice of (1) any event of default under any third-party debt with an aggregate outstanding principal amount in excess of $50 million, or (2) any event that with notice or passage of time, or both, would constitute an event of default under any such third-party debt, within five (5) Business Days after such event of default or event;

(k) written notice of the Company’s or any Subsidiary’s entry into an agreement providing for a Material Transaction within two (2) Business Days after such entry;

(l) quarterly reports that indicate usage and remaining availability of the assets subject to the calculations in Sections 7.06(b)(2)-(5);

(m) written notice of the occurrence of, and discontinuance, if any, of any Springing Lien Event, within two (2) Business Days after such occurrence or discontinuance; and

Agreement – Page 45

(n) written notice by any Sears Party of its entry into any agreement for the Distribution, Transfer, or Pledge of any ownership interest in ~~the Depositor, any RE Subsidiary, or~~ the IP Subsidiary, within two (2) Business Days after such entry.

10.02. Noncompliance Notice. If the Company fails to comply with any requirement set forth in Section 10.01 of this Agreement, PBGC may deliver in writing to the Company a notice of noncompliance (the “Noncompliance Notice”) identifying the requirement in Section 10.01 with which the Company or any of its Subsidiaries has failed to comply. After the delivery of the Noncompliance Notice, the Company shall have fifteen (15) business days to cure the identified non-compliance. PBGC shall, if requested by the Company in writing, meet and confer with the Company (including for either Party, its selected advisors) within five (5) Business Days of the delivery of the Noncompliance Notice, and address, in good faith, any issues or questions that the Company may, in good faith, have with respect to the Noncompliance Notice. Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, absent delivery of a Noncompliance Notice with respect to any failure by the Company to comply with any requirement set forth in Section 10.01 and expiration of the cure period set forth in this Section 10.02 without timely cure, such failure by the Company shall not constitute a breach under Section 7.06(a)(4) hereof. For the avoidance of doubt, (a) for purposes of Section 7.06(a)(4), the cure period provided in Section 7.06(a)(4) shall not apply with respect to any such failure to comply with any requirement set forth in Section 10.01, and (b) no cure period provided in this Agreement or any other Transactional Document is cumulative.

ARTICLE XI

MISCELLANEOUS

11.01. Notices. Except as otherwise expressly provided herein, all notices, communications, requests or other correspondence to be given under this Agreement shall be in writing and mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered personally (which shall include delivery by a courier or messenger service) or by telecopy transmission with confirmation of receipt, as follows:

If to any of the Sears Parties, addressed to:	c/o Sears Holdings Corporation 3333 Beverly Road Hoffman Estates, IL Attention: General Counsel Facsimile: (847) 286-2471

with a copy (which shall not constitute notice) to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attention: Scott K. Charles Facsimile: (212) 403-2202

Agreement – Page 46

If to PBGC addressed to:	Pension Benefit Guaranty Corporation Director, Corporate Financing and Restructuring Department 1200 K Street, N.W., Suite 270 Washington, DC 20005-4026 Facsimile: (202) 842-2643

with a copy (which shall not constitute notice) to:	Pension Benefit Guaranty Corporation ~~Chief~~General Counsel, Office of the ~~Chief~~General Counsel 1200 K Street, N.W., Suite 300 Washington, DC 20005-4026 Facsimile: (202) 326-4112

Notices given by mail or by personal delivery shall be effective (and deemed to have been given) upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received and confirmed by return transmission during the recipient’s normal business hours or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. With respect to any Sears Party (other than the Company), all such Sears Parties acknowledge and agree that the Office of the General Counsel for the Company shall be the authorized agent for the receipt of any notice hereunder.

Any Party may change any address to which notice is to be given to it by giving notice of such change as provided above.

11.02. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction). Exclusive venue for any legal action or proceeding based upon, arising out of, or relating to this Agreement or the transactions contemplated hereby (an “Action”), to the fullest extent permitted by law, shall be in the United States District Court for the Southern District of New York.

11.03. Currency. All currencies and dollar amounts referenced herein shall be in United States dollars.

11.04. Waiver of Jury Trial. THE PARTIES DO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION.

11.05. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

11.06. Entire Agreement; Amendments and Waivers. This Agreement (inclusive of all Exhibits attached hereto), together with the other Transaction Documents, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersedes all prior agreements (including the Term Sheet), understandings and discussions, whether oral or written, of the Parties, and there are no representations, warranties, covenants or agreements

Agreement – Page 47

between the Parties in connection with the subject matter hereof or thereof except as set forth specifically herein or therein. No supplement, modification or waiver of this Agreement will be binding unless executed in writing by the Company, PBGC and any other Sears Parties to be bound thereby and expressly referencing this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision hereof (regardless of whether similar) nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

11.07. No Waiver of Breach. The waiver by either Party of a breach or violation of any provision of this Agreement will not operate as or be construed to be a waiver of any subsequent breach of any provision of this Agreement. The obligations of the Sears Parties under each Transaction Document shall be absolute and unconditional irrespective of any lack of validity or enforceability of such Transaction Document, any PBGC IP Perfection Document or any other document or instrument executed and delivered in connection with such Transaction Document, any defense or counterclaim whatsoever on the part of any Sears Party (in any case, whether based on contract, tort or any other theory), any circumstance whatsoever with respect to such Transaction Document, or any legal or equitable defense available to any Sears Party, and each Sears Party hereby irrevocably waives the right to assert any such defenses, setoffs or counterclaims in any litigation or other proceeding relating to any Transaction Document, any PBGC IP Perfection Document or any other document or instrument executed and delivered in connection with any Transaction Document.

11.08. Severability, Substantive Error. If any one or more of the provisions contained in this Agreement or in any document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document. Moreover, if any Party hereto identifies a substantive error with respect to this Agreement or any other Transaction Document, the Parties shall promptly negotiate in good faith to address such error (including, if necessary, by amending such document(s)) so as to, as nearly and fairly as possible, approximate the economic and legal substance originally intended.

11.09. Further Assurances. After Closing, the Parties shall take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably necessary to effectuate the intent of this Agreement.

11.10. Multiple and Electronic Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A manual signature on this Agreement or other documents to be delivered pursuant to this Agreement, an image of which shall have been transmitted electronically, will constitute an original signature for all purposes. The delivery of copies of this Agreement or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes.

11.11. Time of the Essence. The Parties acknowledge and agree that time is of the essence hereunder.

Agreement – Page 48

11.12. Public Disclosure. The content of the press releases to be issued promptly following the Closing relating to the terms of this Agreement and the other Transaction Documents shall be substantially in the form attached hereto as Exhibit 26. No Party may issue any other press release or public disclosure regarding this Agreement or any of the other Transaction Documents except (a) as to which the timing and content shall have been mutually agreed by the Company and PBGC prior to the time of such disclosure or release or (b) as required by applicable law or compulsory legal process or in connection with any pending legal proceeding (in which case each of the Company and PBGC agrees, to the extent permitted by applicable law, to inform the other promptly thereof such that the other may reply or otherwise respond as it deems necessary or advisable).

11.13. U.S. Bank Trust Association. It is expressly understood and agreed by the Parties that with respect to any Transaction Document to which U.S. Bank Trust National Association is a party (including, without limitation, this Agreement), (a) such Transaction Document is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as trustee of the SRC Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements therein made on the part of the SRC Trust, SRC R.E. and SRC Holdings is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the SRC Trust, SRC R.E. and SRC Holdings, (c) nothing herein contained or in any Transaction Document shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Parties hereto, (d) U.S. Bank Trust National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the SRC Trust, SRC R.E. and SRC Holdings in this Agreement or any other Transaction Document and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the SRC Trust, SRC R.E. or SRC Holdings or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the SRC Trust, SRC R.E. or SRC Holdings under this Agreement, any Transaction Document, or any other related document.

Agreement – Page 49

Exhibit 1

All Direct and Indirect Subsidiaries of the Company

[See Attached]

Agreement – Page 50

Exhibit 2

Underlying Documents and Changes Thereto

[See Attached]

Agreement – Page 1

Exhibit 3-A

~~Sears Ownership Chart Relating to the Depositor and the RE Subsidiaries~~

[~~See Attached]~~INTENTIONALLY OMITTED]

Agreement – Page 1

Exhibit 3-B

~~Certain Information Regarding the Depositor~~

~~A. Organizational identification number of Depositor:~~

~~FEIN: 20-0400448~~

~~Organizational ID#: 3704862~~

~~B. Address of chief executive office of Depositor:~~

[INTENTIONALLY OMITTED]

~~3711 Kennett Pike~~

~~Greenville, DE 19807~~

Agreement – Page 2

Exhibit 4

~~All Holders of REMIC Certificates~~

[INTENTIONALLY OMITTED]

~~SRC Depositor Corporation~~

Agreement – Page 1

Exhibit 5

~~All Sales, Substitutions, or Transfers of Any REMIC Properties Out of the REMIC Structure From and After October 1, 2014 Until Closing~~

[~~See Attached]~~INTENTIONALLY OMITTED]

Agreement – Page 1

Exhibit 6

~~REMIC Existing Liens~~

[~~See Attached]~~INTENTIONALLY OMITTED]

Agreement – Page 1

Exhibit 7

~~REMIC Properties~~

[~~See Attached]~~INTENTIONALLY OMITTED]

Agreement – Page 1

Exhibit 8

All Sales, Substitutions, or Transfers of Any IP Assets Out of ~~the~~ IP Subsidiary From and

After October 1, 2014 Until Closing

None.

Agreement – Page 1

Exhibit 9

IP Existing Liens

None.

Agreement – Page 1

Exhibit 10-A

Certain Information Regarding the IP Subsidiary

A. Organizational identification number of IP Subsidiary:

FEIN: NONE (disregarded entity for tax purposes)

Organizational ID#: 4153029

B. Address of chief executive office of IP Subsidiary:

3333 Beverly Road

Hoffman Estates, IL 60179

Agreement – Page 1

Exhibit 10-B

IP Assets

[See Attached]

Agreement – Page 2

Exhibit 11

Escrow Arrangements (including Powers of Attorney)

[See Attached]

Agreement – Page 1

Exhibit 12

~~PBGC RE Perfection Documents~~

[~~See Attached]~~INTENTIONALLY OMITTED]

Agreement – Page 1

Exhibit 13

~~PBGC Mortgages with Executed Signature Pages~~

[~~See Attached]~~INTENTIONALLY OMITTED]

Agreement – Page 1

Exhibit 14

Corporate Opinions

[See Attached]

Agreement – Page 1

Exhibit 15

~~RE Bring-Down Opinion (together with REMIC 2003 Bankruptcy Opinion)~~

IP Bring-Down Opinion (together with IP 2006 Bankruptcy Opinion)

[See Attached]

Agreement – Page 1

Exhibit 16

~~Amended RE Organizational Documents~~

[~~See Attached]~~INTENTIONALLY OMITTED]

Agreement – Page 1

Exhibit 17

Independent ~~Director and~~ Manager Lists

Schedule of Compensation & Benefits for Current ~~Directors and~~ Managers

List of Independent ~~Director and~~ Managers

Sandra Horwitz

Michelle Dryer

William Popeo

Schedule of Compensation & Benefits for Current ~~Directors and~~ Managers

Compensation:

KCD, IP LLC: $2,400 annually

~~SCR O.P. Corporation: $2,500 annually~~

~~SRC Depositor Corporation: $1,000 annually~~

Benefits:

See attached copy of Insurance Policy.

Agreement – Page 1

Exhibit 18

Custodian

State Street Bank and Trust Company

Agreement – Page 1

Exhibit 19

~~Approved Appraisers~~

~~1. CBRE~~

~~2. Cushman and Wakefield~~

~~3. Duff & Phelps, LLC~~

[INTENTIONALLY OMITTED]

~~4. Great American Advisory & Valuation Services, LLC~~

Agreement – Page 1

Exhibit 20

PBGC IP Perfection Documents

[See Attached]

Agreement – Page 1

Exhibit 21

Subordination Agreement

[See Attached]

Agreement – Page 1

Exhibit 22

Issuer Order

[See Attached]

Agreement – Page 1

Exhibit 23

Agreements Limiting IP Independent Manager’s ~~and Independent Directors’~~ Voting Authority

[See Attached]

Agreement – Page 1

Exhibit 24

~~REMIC Transactional Document Waivers~~

[~~See Attached~~INTENTIONALLY OMITTED]

Agreement – Page 1

Exhibit 25

Specified Organizational Document Provisions

The following sections and schedules of the Limited Liability Company Operating Agreement of KCD IP, LLC:

5(b), 5(c), 6, 7, 8, 9, 10, 14, 16, 17, 20, 21, 22, 23, 24, 25, 26, 28, 29, 30, 31, Schedule A and Schedule C.

Agreement – Page 1

Exhibit 26

Press Release

[See Attached]

Agreement – Page 1

Exhibit 27

~~Mortgage Loan Exceptions~~

[INTENTIONALLY OMITTED]

~~None.~~

Agreement – Page 1

Exhibit 28

Acknowledgment of Liability

[See Attached]

Agreement – Page 1

Exhibit 29

Sears Re Instruction Letter

[See Attached]

Agreement – Page 1

Exhibit 3

Amendment to Escrow Arrangements

EXECUTION VERSION

AMENDMENT TO CUSTODIAN AND DOCUMENT CONTROL AGREEMENT

This AMENDMENT TO CUSTODIAN AND DOCUMENT CONTROL AGREEMENT, dated as of November 1, 2017, (this “Amendment”), is entered into by and among the undersigned in connection with that certain Custodian and Document Control Agreement, dated as of March 18, 2016 (as amended, extended, restated, replaced, supplemented or otherwise modified from time to time prior to the date hereof, the “Escrow Arrangements”; the Escrow Arrangements as amended heretofore and hereby, the “Amended Escrow Arrangements”), by and among Sears Holdings Corporation, a Delaware corporation (the “Company”), the undersigned subsidiaries and affiliates of the Company (collectively, together with the Company, the “Sears Parties”), Pension Benefit Guaranty Corporation (“PBGC”), and State Street Bank and Trust Company (“State Street”) in its capacity as Custodian (as defined in the Escrow Arrangements). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Escrow Arrangements.

WHEREAS, PBGC is a wholly owned United States government corporation and agency established under 29 U.S.C. § 1302 to administer the pension plan termination insurance program created under Title IV of the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1301 – 1461 (2012 & Supp. IV 2016) (as amended from time to time, together with the regulations thereunder, in each case in effect from time to time, “ERISA”);

WHEREAS, the Company is the plan sponsor, as such term is defined in ERISA Section 3(16)(B), of the Sears Holdings Pension Plan 1 (as amended effective December 1, 2016) and the Sears Holdings Pension Plan 2 (effective December 1, 2016) (each a “Pension Plan” and collectively, the “Pension Plans”);

WHEREAS, pursuant to that certain Pension Plan Protection and Forbearance Agreement, dated as of March 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “PPPFA”), by and among the Sears Parties and PBGC, the Sears Parties agreed to provide PBGC with certain enhanced protections in exchange for PBGC’s agreement to forbear from initiating termination proceedings with respect to the Pension Plans pursuant to ERISA Section 4042 for the term and under the conditions provided in the PPPFA;

WHEREAS, pursuant to the PPPFA, as security for the PBGC UBL Claims (as defined in the PPPFA) against the Company, the other Sears Parties and all other Subsidiaries (as defined in the PPPFA) of the Company, and all of their obligations to PBGC under the Transaction Documents (as defined in the PPPFA), certain Sears Parties have agreed with PBGC to grant liens on and security interests in the Designated Assets (as defined in the PPPFA) pursuant to the Collateral Documents, which liens and security interests shall attach and be perfected (i) with respect to the IP Assets (as defined in the PPPFA), upon the occurrence of a Springing Lien Event (as defined in the PPPFA) and the satisfaction of any IP Springing Lien Condition (as defined in the PPPFA), and (ii) with respect to all Designated Assets other than the IP Assets, upon the occurrence of a Springing Lien Event;

WHEREAS, in furtherance of the foregoing, (i) the relevant Sears Parties and PBGC deposited such Collateral Documents with the Custodian, and (ii) the Sears Parties are employing the Custodian as custodian of the Collateral Expense Deposit and as such have deposited the Collateral Expense Deposit with the Custodian, all in accordance with the terms of the Escrow Arrangements;

WHEREAS, the Sears Parties and PBGC expect to enter into a REMIC Amendment to PPPFA, Craftsman Consent and Other Transaction Documents (the “REMIC Amendment”), pursuant to which the Sears Parties and PBGC shall agree to make certain amendments to the PPPFA, which shall become effective upon the satisfaction of certain conditions set forth in the REMIC Amendment;

WHEREAS, of the Sears Parties and PBGC shall not enter into the REMIC Amendment until PBGC or a PBGC Designee has received the REMIC Certificates and the REMIC Certificate Transfer Powers (as defined in the Escrow Arrangements) in accordance with the terms of this Amendment;

WHEREAS, in furtherance of the foregoing, and subject to the terms and conditions herein, the Sears Parties, PBGC, and State Street (acting in its capacity of the Custodian), wish to amend the Escrow Arrangements to permit the Custodian to release Collateral Documents to PBGC, a PBGC Designee, or the Company upon receipt by Custodian of a Joint Release Notice (as defined herein);

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendment to Section 1. Section 1 of the Escrow Arrangements is hereby amended to add the new defined term in the appropriate alphabetical order:

“Joint Release Notice” has the meaning set forth in Section 5(h).

2. Amendment to Section 5(f). Section 5(f) of the Escrow Arrangements is hereby deleted in its entirety, and replaced with the following:

“(f) No Right of Sears Parties to Deliver Release or Termination Notice. Except as expressly set forth in Section 5(h) of this Agreement, notwithstanding any provision to the contrary set forth in this Agreement, the PPPFA or any other Transaction Document, no Sears Party has any right to deliver to the Custodian a Release Notice, a Termination Notice or any other instruction or direction (whether in writing or otherwise) with respect to any Collateral Document or all or any portion of the Collateral Expense Deposit and any such notice, instruction or direction shall be void and of no force or effect.”

3. Amendment to Section 5. Section 5 of the Escrow Arrangements is hereby amended to add the following new subsection (h):

“(h) Release of Collateral Documents from Custody Upon Receipt of Joint Release Notice. Upon receipt by the Custodian of a written joint notice executed both by an authorized signatory of PBGC and by an authorized signatory of the Company (a “Joint Release Notice”) instructing the Custodian to release

2

Collateral Documents identified in the Joint Release Notice to PBGC, a PBGC Designee, or the Company, the Custodian shall immediately deliver to PBGC, a PBGC Designee, or the Company the Collateral Documents identified in such Joint Release Notice in accordance with the instructions set forth in such Joint Release Notice. Such Joint Release Notice may set forth circumstances under which PBGC or an applicable PBGC Designee must return any or all of such Collateral Documents to the Custodian and, upon the occurrence of such circumstances, PBGC or such applicable PBGC Designee shall return such Collateral Documents to the Custodian in accordance with the terms of such Joint Release Notice (it being understood that the Custodian shall have no obligation to determine whether such circumstances have occurred). Upon any return of such Collateral Documents, the Custodian shall hold such Collateral Documents in custody in accordance with the terms of this Agreement as if such Collateral Documents had never been delivered to PBGC or a PBGC Designee. Such Joint Release Notice shall be deemed a Proper Instruction under this Agreement.”

4. Conditions Precedent. This Amendment shall become effective upon the execution and delivery hereof (or counterparts hereof) by each of the parties hereto.

5. Miscellaneous.

(a) This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

(b) This Amendment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(c) This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction). The terms of Sections 19 and 20 of the Escrow Arrangements are incorporated herein by reference, with any necessary conforming change, and the parties hereto agree to such terms.

(d) This Amendment shall not be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification is set forth in a writing executed by each of the parties hereto. After giving effect to this Amendment, except as expressly set forth herein, the Amended Escrow Arrangements shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of any party under the Escrow Arrangements.

(e) It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as trustee of the SRC Trust (as defined in the PPPFA), in the exercise of

3

the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the SRC Trust, SRC R.E. (as defined in the PPPFA) and SRC Holdings (as defined in the PPPFA) is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the SRC Trust, SRC R.E. and SRC Holdings, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto, (d) U.S. Bank Trust National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the SRC Trust, SRC R.E. and SRC Holdings in this Amendment and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the SRC Trust, SRC R.E. or SRC Holdings or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the SRC Trust, SRC R.E. or SRC Holdings under this Amendment or any other related document.

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SEARS PARTIES:

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SEARS, ROEBUCK AND CO.

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SRC DEPOSITOR CORPORATION

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

SRC O.P. CORPORATION

By:	/s/ Lawrence J. Meerschaert
Name: Lawrence J. Meerschaert
Title: Vice President

KCD IP, LLC

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

SEARS BRANDS, L.L.C.

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT TO ESCROW ARRANGEMENTS]

SRC REAL ESTATE (TX), LP

By: SRC REAL ESTATE HOLDINGS (TX), LLC, a Delaware limited liability company, its general partner

By: SRC FACILITIES STATUTORY TRUST NO. 2003-A, a Delaware statutory trust acting only with respect to the applicable SUBI Portfolio, its sole member

By: U.S. Bank Trust National Association, not in its individual capacity but solely as SUBI Trustee

By:	/s/ Jose A. Galarza
Name:	JOSE A. GALARZA
Title:	VICE PRESIDENT

SRC REAL ESTATE HOLDINGS (TX), LLC

By: SRC FACILITIES STATUTORY TRUST NO. 2003-A, a Delaware statutory trust acting only with respect to the applicable SUBI Portfolio, its sole member

By: U.S. Bank Trust National Association, not in its individual capacity but solely as SUBI Trustee

By:	/s/ Jose A. Galarza
Name:	JOSE A. GALARZA
Title:	VICE PRESIDENT

SRC FACILITIES STATUTORY TRUST NO. 2003-A

By: U.S. Bank Trust National Association, not in its individual capacity but solely as trustee

By:	/s/ Jose A. Galarza
Name:	JOSE A. GALARZA
Title:	VICE PRESIDENT

[SIGNATURE PAGE TO AMENDMENT TO ESCROW ARRANGEMENTS]

PBGC:

PENSION BENEFIT GUARANTY CORPORATION

By:	/s/ Karen L. Morris
Name: Karen L. Morris
Title: Chief of Negotiations and Restructuring

[SIGNATURE PAGE TO AMENDMENT TO ESCROW ARRANGEMENTS]

CUSTODIAN:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Carmen Elio, Jr.
Name: CARMEN ELIO, JR.
Title: MANAGING DIRECTOR

[SIGNATURE PAGE TO AMENDMENT TO ESCROW ARRANGEMENTS]